EX 99(b)

Merger Agreement




                                    AGREEMENT

                                     between

                             WESTERN RESOURCES INC.

                                       and

                                   ONEOK Inc.

                          Dated as of December 12, 1996




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                                TABLE OF CONTENTS



                                                                            Page


ARTICLE I THE ASSET TRANSACTION..............................................2

           1.1 Certain Definitions...........................................2
           1.2 Transactions..................................................6
           1.3 Liabilities Assumed...........................................6
           1.4 Retained Liabilities..........................................6
           1.5 Instruments of Transfer.......................................6
           1.6 Condition on Assignment or Assumption of
               Contracts and Rights..........................................7
           1.7 Certain Adjustments...........................................7
           1.8 Certain Taxes.................................................9

ARTICLE II THE MERGER........................................................9

           2.1  The Merger; Effective Time of Merger.........................9
           2.2  Closing......................................................9
           2.3  Effect of the Merger.........................................9

ARTICLE III CONVERSION OF SHARES AND EXCHANGE OF
    CERTIFICATES............................................................10

           3.1  Effect of Merger on Capital Stock...........................10
                 (a) NewCorp Capital Stock Unchanged........................10
                 (b) Cancellation of Treasury Stock.........................10
                 (c) Exchange of ONEOK Common Stock.........................10
           3.2  Exchange of Certificates....................................11
                 (a) Exchange of Certificates...............................11
                 (b) Exchange Procedures....................................11
                 (c) Distributions with Respect to Unexchanged
                       Shares...............................................12
                 (d) No Further Ownership Rights in ONEOK
                       Common Stock.........................................12
                 (e) Termination of Exchange Agent..........................12
                 (f) No Liability...........................................12

ARTICLE IV REPRESENTATIONS AND WARRANTIES...................................13

           4.1  Representations and Warranties of ONEOK.....................13
                 (a) Organization, Standing and Power.......................13
                 (b) Capital Structure......................................13
                 (c) Authority; No Violations; Consents and
                       Approvals............................................14
                 (d) SEC Documents..........................................16
                 (e) Information Supplied...................................17
                 (f) Absence of Certain Changes or Events...................18
                 (g) No Undisclosed Material Liabilities....................18
                 (h) No Default.............................................19
                 (i) Compliance with Applicable Laws........................19
                 (j) Litigation.............................................19
                 (k) Taxes..................................................20
                 (l) Employee Matters; ERISA................................21
                       (1) Benefit Plans....................................21
                       (2) Contributions....................................22
                       (3) Qualification; Compliance........................22
                       (4) Pension Benefit Plan; Liabilities................24
                       (5) Welfare Plans....................................24
                       (6) Documents Made Available.........................24
                       (7) Payments Resulting From Merger...................24
                       (8) Funded Status of Plans...........................25
                       (9) Multiemployer Plans..............................25
                       (10) Modification or Termination of Plans............25
                       (11) Reportable Events; Claims.......................26
                 (m) Labor Matters..........................................26
                 (n) Intangible Property....................................27
                 (o) Environmental Matters..................................27
                       (1)   Definitions....................................27
                       (2)   Compliance.....................................28
                       (3)   Environmental Permits..........................29
                       (4)   Environmental Claims...........................29
                       (5)   Releases.......................................30
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                       (6)   Underground Storage Tanks
                             or Surface Impoundments........................30
                 (p)    Insurance...........................................30
                 (q)    Contracts...........................................30
                 (r)    Regulatory Proceedings..............................31
                 (s)    Regulation as a Utility.............................31
                 (t)    Opinion of Financial Advisor........................32
                 (u)    Vote Required.......................................32
                 (v)    Beneficial Ownership of WRI Common Stock............32
                 (w)    Brokers.............................................32
                 (x)    Related Party Transactions..........................32
                 (y)    Takeover Provisions.................................32
                 (z)    Rights Plan.........................................32
                 (aa)   Title to Properties.................................33
                 (ab)   Condition of Assets.................................33
                 (ac)   Accounts Receivable.................................34
           4.2  Representations and Warranties of WRI.......................34
                 (a)    Organization, Standing and Power....................34
                 (b)    Capital Structure...................................34
                 (c)    Sufficiency of Assets...............................35


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                 (d)    Authority; No Violations; Consents and
                          Approvals.........................................35
                 (e)    SEC and Other Documents.............................37
                 (f)    Information Supplied................................38
                 (g)    Absence of Certain Changes or Events................38
                 (h)    No Undisclosed Material Liabilities.................39
                 (i)    No Default..........................................39
                 (j)    Compliance with Applicable Laws.....................39
                 (k)    Litigation..........................................40
                 (l)    Taxes...............................................40
                 (m)    Employee Matters; ERISA.............................42
                         (1)   Benefit Plans................................42
                         (2)   Contributions................................43
                         (3)   Qualification; Compliance....................43
                         (4)   Pension Benefit Plan; Liabilities............44
                         (5)   Welfare Plans................................44
                         (6)   Documents Made Available.....................44
                         (7)   Payments Resulting From Merger...............45
                         (8)   Funded Status of Plans.......................45
                         (9)   Multiemployer Plans..........................46
                         (10)  Modification or Termination of Plans.........46
                         (11)  Reportable Events; Claims....................46
                 (n)    Labor Matters.......................................47
                 (o)    Intangible Property.................................47
                 (p)    Environmental Matters...............................48
                         (1)   Compliance...................................48
                         (2)   Environmental Permits........................48
                         (3)   Environmental Claims.........................49
                         (4)   Releases.....................................49
                         (5)   Underground Storage Tanks
                                 or Surface Impoundments....................49
                 (q)    Contracts and Certain Obligations...................50
                 (r)    Regulatory Proceedings..............................51
                 (s)    Regulation as a Utility.............................51
                 (t)    Opinion of Financial Advisor........................51
                 (u)    Title to Properties.................................51
                 (v)    Condition of Assets.................................52
                 (w)    Accounts Receivable.................................52
                 (x)    Beneficial Ownership of ONEOK Common
                          Stock.............................................52
                 (y)    Brokers.............................................52
                 (z)    Insurance...........................................52
                 (aa)   Business of NewCorp.................................53
                 (ab)   Intercompany Liabilities............................53
                 (ac)   Related Party Transactions..........................53

ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER............................53

           5.1  Conduct of Gas Business Pending the Merger..................53
                 (a)    Ordinary Course.....................................53
                 (b)    Changes in Stock....................................53

                                      ii


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                 (c)    Issuance of Securities..............................54
                 (d)    No Acquisitions.....................................54
                 (e)    No Dispositions.....................................54
                 (f)    No Dissolution, Etc.................................54
                 (g)    Certain Employee Matters............................54
                 (h)    Leases; Capital Expenditures........................55
                 (i)    Affiliate Transactions..............................55
                 (j)    Rate Matters........................................55
                 (k)    Contracts...........................................55
                 (l)    Insurance...........................................56
                 (m)    Permits.............................................56
                 (n)    Tax Matters.........................................56
                 (o)    Discharge of Liabilities............................56
                 (p)    Other Actions...56
                 (q)    Agreements..........................................56
                 (r)    Business of NewCorp.................................56
                 (s)    Shareholder Agreement...............................56
                 (t)    Rights Agreement....................................57
                 (u)    Material Information................................57
                 (v)    Intercompany Liabilities............................57
5.2  Certain Restrictions in Respect of ONEOK...............................57
                 (a)    Changes in Stock....................................57
                 (b)    Governing Documents; Other Material
                          Transactions......................................57
                 (c)    Other Actions.......................................58
                 (d)    Rights; Redemption of Capital Stock.................58
                 (e)    Material Information................................58
                 (f)    Other Agreements....................................58
                 (g)    Agreements..........................................58
                 (h)    Stock Options.......................................58
           5.3  No Solicitation.............................................58

ARTICLE VI ADDITIONAL AGREEMENTS............................................59

           6.1  Preparation of Form S-4 and the Proxy Statement.............59
           6.2  Letter of ONEOK's Accountants...............................59
           6.3  Letter of WRI's Accountants.................................60
           6.4  Access to Information.......................................60
           6.5  ONEOK Stockholders' Meeting.................................60
           6.6  Regulatory and Other Approvals..............................60
                 (a)    HSR Act.............................................60
                 (b)    Other Regulatory Approvals..........................61
                 (c)    Other Approvals.....................................61
           6.7  Authorization for Shares and Stock Exchange Listing.........61
           6.8  Stock Options...............................................61
           6.9  Agreement to Defend.........................................61
           6.10     Public Announcements....................................61

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           6.11     Other Actions...........................................62
           6.12     Advice of Changes; SEC Filings..........................62
           6.13     Reorganization..........................................62
           6.14     Disclosure Schedules....................................63
           6.15     Preparation and Filing of Returns; Payment of
                      Taxes.................................................63
           6.16     Access to Information...................................64
           6.17     Non-Competition.........................................65
           6.18     Use of Name.............................................66
           6.19     Standstill..............................................66
           6.20     Further Assurances......................................66
           6.21     Insurance...............................................67
           6.22     Schedules...............................................67

ARTICLE VII CONDITIONS PRECEDENT............................................67

           7.1  Conditions to Each Party's Obligation to Effect the
                   Merger...................................................67
                       (a)    ONEOK Stockholder Approval....................67
                       (b)    NYSE Listing..................................67
                       (c)    Other Approvals...............................67
                       (d)    Form S-4......................................68
                       (e)    No Injunctions or Restraints..................68
                       (f)    Other Agreements..............................68
                       (g)    Shareholder Agreement.........................68
                       (h)    Schedules.....................................68
                       (i)    1935 Act......................................68
           7.2  Conditions of Obligations of WRI............................69
                       (a)    Representations and Warranties................69
                       (b)    Performance of Obligations of ONEOK...........69
                       (c)    Tax Opinion...................................69
                       (d)    Required Consents.............................69
                       (e)    KCC Order.....................................69
                       (f)    Pooling of Interests..........................70
                       (g)    OCC Order.....................................70
           7.3  Conditions of Obligations of ONEOK..........................70
                       (a)    Representations and Warranties................70
                       (b)    Performance of Obligations of NewCorp and
                                 WRI........................................70
                       (c)    Tax Opinion...................................70
                       (d)    Required Consents.............................71
                       (e)    Asset Transactions............................71
                       (f)    OCC Order.....................................71
                       (g)    KCC Order.....................................71

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ARTICLE VIII EMPLOYEE AND EMPLOYEE MATTERS;
    ENVIRONMENTAL MATTERS...................................................71


ARTICLE IX TERMINATION AND AMENDMENT........................................71

           9.1  Termination.................................................71
           9.2  Effect of Termination.......................................73
           9.3  Expenses....................................................73
           9.4  Amendment...................................................74
           9.5  Extension; Waiver...........................................74

ARTICLE X INDEMNIFICATION...................................................74

          10.1     General Indemnification..................................74
          10.2     Tax Indemnification and Audits...........................75

ARTICLE XI GENERAL PROVISIONS...............................................77

          11.1     Confidentiality Agreements...............................77
          11.2     Notices..................................................77
          11.3     Interpretation...........................................77
          11.4     Counterparts.............................................78
          11.5     Entire Agreement; No Third Party Beneficiaries...........78
          11.6     Governing Law............................................79
          11.7     No Remedy in Certain Circumstances.......................79
          11.8     Assignment...............................................79
          11.9     Bulk Sales Law...........................................79
          11.10    Non-Survival of Representations and Warranties...........79




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                                GLOSSARY OF TERMS



                                                                       SECTION

1935 Act................................................................4.1(c)
Accounts Receivable.....................................................1.1(b)
Accounting Firm.........................................................1.7(a)
Acquisition Proposal....................................................5.3(c)
Affiliate...............................................................5.1(i)
Agreement.............................................................Preamble
Ancillary Documents.....................................................4.1(c)
Assets..................................................................1.1(a)
Asset Transaction.....................................................Recitals
Assumed Debt............................................................1.1(c)
Assumed Liabilities.....................................................1.1(c)
Certificates............................................................3.2(b)
Closing....................................................................2.2
Closing Date...............................................................2.2
Closing Working Capital.................................................1.7(a)
Code .................................................................Recitals
Confidentiality Agreements.................................................6.4
Consolidated Financial Information of the Gas Business..................4.2(e)
Constituent Corporations................................................2.3(a)
Continuing Employees....................................................1.1(d)
Current Assets..........................................................1.7(c)
Current Liabilities.....................................................1.7(c)
Deficient Amount........................................................1.7(b)
DGCL ......................................................................2.1
Disclosure Schedules......................................................6.14
Easements...............................................................1.1(e)
Effective Date.............................................................2.1
Effective Time.............................................................2.1
Employee Agreement...........................................................8
Environmental Claims....................................................4.1(o)
Environmental Indemnity Agreement............................................8
Environmental Laws......................................................4.1(o)
Environmental Permits...................................................4.1(o)
ERISA ..................................................................1.1(f)
Excess Amount...........................................................1.7(b)
Exchange Act............................................................4.1(c)
Exchange Agent..........................................................3.2(a)
Exchange Fund...........................................................3.2(a)
Excluded Assets.........................................................1.1(g)
Expense Reimbursement Letter............................................9.2(b)


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Financial Information Statements........................................4.2(e)
Form S-4................................................................4.1(e)
GAAP ...................................................................4.1(d)
Gas  ...................................................................1.1(h)
Gas Business..........................................................Recitals
 ....................................................Gas Contracts 4.1(q)(4)(i)
Gas Business Intangible Property........................................4.2(o)
Gas Pipelines...........................................................1.1(i)
Governmental Entity.....................................................4.1(c)
Hazardous Materials.....................................................4.1(o)
HSR Act.................................................................4.1(c)
Income Tax Contest.....................................................10.2(b)
Income Taxes............................................................4.1(k)
indemnified party......................................................10.1(c)
Initial Termination Date................................................9.1(c)
Injunction..............................................................7.1(e)
Inventory...............................................................1.1(j)
IRS  ..................................................................4.1(aa)
Lien ...................................................................4.2(u)
Liens......................................................................1.2
Losses ................................................................10.1(a)
Marketing Agreement.....................................................7.1(f)
Material Adverse Change.................................................1.1(k)
Material Adverse Effect.................................................1.1(k)
Material Contract.......................................................4.1(q)
MCMC .................................................................Recitals
Merger................................................................Recitals
Merger Effective Time......................................................2.1
Net Amount..............................................................1.7(c)
NewCorp...............................................................Recitals
NewCorp Bylaws..........................................................2.3(a)
NewCorp Charter.........................................................2.3(a)
NewCorp Common Stock....................................................3.1(c)
NewCorp Preferred Stock....................................................6.1
NewCorp Rights Agreement................................................3.1(c)
NewCorp Stock...........................................................3.1(c)
NewCorp Stock Purchase Rights...........................................3.1(c)
Notice of Disagreement..................................................1.7(a)
OCC  ...................................................................4.1(c)
OGCA ......................................................................2.1
ONEOK.................................................................Preamble
ONEOK Affiliate.........................................................1.1(l)
ONEOK Balance Sheet.....................................................4.1(g)
ONEOK Benefit Plan......................................................1.1(m)
ONEOK Capital Expenditure Amount........................................1.7(a)
ONEOK Common Stock......................................................3.1(c)
ONEOK Disclosure Schedule..................................................4.1
ONEOK Intangible Property...............................................4.1(n)
ONEOK Inc...............................................................2.3(a)

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ONEOK Litigation........................................................4.1(j)
ONEOK Options...........................................................4.1(b)
ONEOK Order.............................................................4.1(j)
ONEOK Pension Benefit Plan..............................................1.1(n)
ONEOK Permits...........................................................4.1(i)
ONEOK Preferred Stock...................................................4.1(b)
ONEOK Representatives...................................................5.3(a)
ONEOK Required Consents.................................................4.1(c)
ONEOK Rights Agreement..................................................4.1(b)
ONEOK SEC Documents.....................................................4.1(d)
ONEOK Stock Plans.......................................................4.1(b)
ONEOK Stockholder Approval..............................................4.1(c)
ONEOK Stockholders' Meeting................................................6.5
PaineWebber Opinion.....................................................4.1(t)
PBGC ...................................................................1.1(o)
Permitted Liens........................................................4.1(aa)
Plants..................................................................1.1(p)
PP&E Schedules..........................................................4.2(e)
Pre-Closing Straddle Period Income Taxes...............................6.15(c)
Proxy Statement.........................................................4.1(c)
Reimbursed Expenses.....................................................9.2(b)
Release.................................................................4.1(o)
Reportable Event........................................................1.1(q)
Retained Gas Manufacturing Plants.......................................1.1(r)
Retained Liabilities....................................................1.1(s)
Retired Employees.......................................................1.1(t)
Returns.................................................................4.1(k)
Salomon.................................................................4.2(t)
SEC  ...................................................................1.1(u)
Securities Act..........................................................4.1(c)
Shared Services Agreement...............................................7.1(f)
Shareholder Agreement...................................................2.3(a)
Significant Subsidiary..................................................1.1(u)
Statement...............................................................1.7(a)
Stock Consideration.....................................................3.2(a)
Straddle Period........................................................6.15(c)
Subsidiary..............................................................1.1(v)
Surviving Corporation.................................................Recitals
Takeover Statute........................................................4.1(y)
Taxes...................................................................4.1(k)
Third Party Claim......................................................10.1(c)
Transactions..........................................................Recitals
Transfer Documents.........................................................1.5
Transferred Stock.....................................................Recitals
Transferred Subsidiaries..............................................Recitals
Westar................................................................Recitals
Working Capital.........................................................1.7(c)
WRI  .................................................................Preamble
WRI Affiliate...........................................................1.1(w)


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WRI Benefit Plan........................................................1.1(x)
WRI Capital Expenditure Amount..........................................1.7(a)
WRI Disclosure Schedule....................................................4.2
WRI Litigation..........................................................4.2(k)
WRI Orders..............................................................4.2(k)
WRI Pension Benefit Plan................................................1.1(y)
WRI Permits.............................................................4.2(j)
WRI Required Consents...................................................4.2(d)
WRI SEC Documents.......................................................4.2(e)
WRI's Refunds..........................................................10.2(c)




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

                                    AGREEMENT

          THIS AGREEMENT, dated as of December 12, 1996 (the "Agreement"), by and between ONEOK Inc., a Delaware corporation ("ONEOK") and Western Resources, Inc., a Kansas corporation ("WRI").

          WHEREAS, WRI is engaged in the business of local natural gas distribution in the States of Kansas and Oklahoma (such business, other than the Excluded Assets and the Retained Liabilities (as such terms are hereinafter defined) associated therewith, and the business and operations of the Transferred Subsidiaries (as such term is hereinafter defined), shall be referred to herein as the "Gas Business");

          WHEREAS, WRI owns, either directly or indirectly, 100% of the outstanding capital stock of Westar Gas Marketing, Inc. ("Westar") and Mid Continent Marketing Center, Inc. ("MCMC"; and, together with Westar, the "Transferred Subsidiaries") (such stock shall be referred to herein as the "Transferred Stock");

          WHEREAS, ONEOK and WRI have determined to engage in a strategic business combination in which the Gas Business will be combined with the business and assets of ONEOK;

          WHEREAS, in furtherance thereof, (i) immediately prior to the Merger Effective Time (as such term is hereinafter defined), WRI will transfer or cause to be transferred to WAI, Inc., a corporation to be organized by WRI under the laws of the state of Oklahoma prior to the Closing (as such term is hereinafter defined) ("NewCorp") all of the Assets (as such term is hereinafter defined) and WRI will cause NewCorp to assume all of the Assumed Liabilities (as such term is hereinafter defined (such transfer and assumption, the "Asset Transaction")), and (ii) at the Merger Effective Time, ONEOK will be merged with and into NewCorp (the "Merger," and, together with the Asset Transaction, the "Transactions"), with NewCorp as the surviving corporation (NewCorp, in its capacity as such, the "Surviving Corporation");

          WHEREAS, the respective Boards of Directors of ONEOK and WRI have approved this Agreement and the Transactions and have determined that it is in the best interests of their respective shareholders that the Transactions be effected under the terms and conditions of this Agreement;

          WHEREAS, for federal income tax purposes, it is intended that (i) the Asset Transaction will be a transfer described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; and

          WHEREAS, ONEOK and WRI desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and the other transactions contemplated hereby and by the Ancillary Documents (as hereinafter defined) and also to prescribe various conditions to the Transactions and the other transactions contemplated hereby and thereby.

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                    ARTICLE I
                              THE ASSET TRANSACTION

          1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

          (a) "Assets" shall mean all of the assets, property and interests owned by WRI that are primarily used in, or primarily related to or primarily generated by, the field operations of the Gas Business, of every type and description, tangible and intangible, wherever located and whether or not reflected on the books and records of WRI and its Subsidiaries (as such term is hereinafter defined) as of the Closing Date (as such term is hereinafter defined), including, but not limited to, the following types, categories or items of assets, properties and interests, in each case, to the extent primarily used in, or primarily related to, or primarily generated by the field operations of the Gas Business:

               (i) all Gas Pipelines (as such term is hereinafter defined) and Plants (as such term is hereinafter defined) and construction work in progress on the Gas Pipelines and Plants;

               (ii) all Gas and other substances and materials located in the Gas Pipelines or at the Plants;

               (iii) all gauges, meters and other measuring equipment, telemetry equipment, regulators, motors, compressors, storage tanks, fittings, valves, equipment, machinery, tooling, furniture, fixtures, vehicles, supplies, spare parts, repair parts, materials, fuel, computer hardware and other tangible personal property;

               (iv) all rights under agreements, sales and purchase orders, contracts, product warranties, guarantees, service agreements and other commitments;

               (v) all leasehold interests of equipment, machinery, furniture, and tangible personal property;

               (vi) all government permits, authorizations, franchises, certificates and licenses to the extent transferable, in whole or in part;

               (vii) all leases of real property;

               (viii) all intangible personal property rights and regulatory assets as described in Schedule 1.1(a)(viii);

               (ix) all Accounts Receivable (as such term is hereinafter defined);

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

               (x) all of the outstanding capital stock of Westar and MCMC;

               (xi) copies of all customer and vendor lists relating to the operation of the Gas Business or ownership of the Assets, copies of all files and documents (including lists and credit information) relating to customers and vendors related to the Gas Business, copies of all financial books and records of the Gas Business, copies of all continuing property records for the Plants and the Gas Pipelines, copies of all other records, files, books, documents, and data bases, or portions thereof, including, but not limited to, real property instruments (originals where available), rate case files and records, system maps and operational manuals, sales materials and correspondence;

               (xii) all Easements (as such term is hereinafter defined);

               (xiii) all Inventory (as such term is hereinafter defined);

               (xiv) all rights and claims relating to the Assets or the Gas Business under insurance policies (but not the policies themselves), all rights against third parties arising out of the Assets or the Gas Business, and the right to maintain or commence suits against such parties and the right to carry on the Gas Business as successor to WRI and its Subsidiaries, as applicable, in any and all respects; and

               (xv) all other properties and assets of every kind and nature, real or personal, tangible or intangible, to the extent used primarily in connection with, or primarily related to or primarily generated by the field operations of the Gas Business; provided, however, that Assets shall not include Excluded Assets.

         (b) "Accounts Receivable" shall mean the accounts and other receivables, including unbilled revenues, of WRI and the Transferred Subsidiaries to the extent arising out of the Gas Business, or ONEOK, as applicable.

         (c) "Assumed Liabilities" shall mean any and all debts, claims, losses, liabilities, leases and obligations whatsoever, including, without limitation, debts, liabilities, obligations, Environmental Claims (as such term is hereinafter defined) and claims with respect to any contracts included in the Assets, that arise primarily out of, or relate primarily to or are primarily generated by, the Assets or field operations of the Gas Business, whether arising before or after the Asset Transaction and whether known or unknown, fixed or contingent, other than Retained Liabilities. Assumed Liabilities shall also include $35 million aggregate principal amount of debt of WRI, with terms which permit prepayment with no more than 30 days' prior notice without penalty (other than breakage fees with respect to LIBOR loans) and with a maturity of no more than 3 years (the "Assumed Debt"), subject to adjustment pursuant to
Section 1.7.

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

         (d) "Continuing Employees" shall mean all employees who are hired by NewCorp pursuant to the Employee Agreement (as such term is hereinafter defined).

         (e) "Easements" shall mean all easements, rights-of-way, permits, licenses, franchises, leases, surface leases, prescriptive rights and ways of necessity, whether or not of record.

         (f) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

         (g) "Excluded Assets" shall mean those assets of WRI and/or any of its Subsidiaries used in the Gas Business or owned by the Transferred Subsidiaries which are not being transferred to NewCorp as set forth on Schedule 1.1(g), including, without limitation, the Retained Gas Manufacturing Plants, and any intellectual property rights relating to the names "Westar", "Western Resources", "KPL" or "KGE".

         (h) "Gas" shall mean gas, gas liquids and other substances and materials associated therewith.

         (i) "Gas Pipelines" shall mean the gas gathering, distribution and transmission system and related properties of the Gas Business, including but not limited to the assets and properties described in Schedule 1.1(i).

         (j) "Inventory" shall mean the following:

               (i) Gas. The (1) Gas purchased for the Gas Business but not yet delivered to customers of the Gas Business and unrecovered Gas costs allocable to the Gas Business, less Gas delivered to customers but not yet purchased by customers, in each case, limited to those amounts of FERC Account 191; and (2) Gas in storage purchased for the Gas Business.

               (ii) Other Assets. The inventory of WRI and the Transferred Subsidiaries of materials and supplies and merchandise that are primarily used in, or primarily relate to or are primarily generated by, the field operations of the Gas Business.

         (k) a "Material Adverse Effect" or "Material Adverse Change" shall mean, in respect of ONEOK, the Gas Business or NewCorp, as applicable, any effect or change that is or, is reasonably likely to be, materially adverse to the business, operations, assets, condition (financial or otherwise), results of operations or prospects of ONEOK and its Subsidiaries, NewCorp, or the Gas Business, as applicable, in each case taken as a whole.

         (l) "ONEOK Affiliate" means any Subsidiary of ONEOK, and any other trade or business, whether or not incorporated, that is under control by or treated as a single employer with ONEOK under Sections 414(b), (c), (m) or (o) of the Code.

         (m) "ONEOK Benefit Plan" means each benefit plan, program, policy, or arrangement described in Section 4.1(l)(1) (whether or not terminated).

         (n) "ONEOK Pension Benefit Plan" means each employee pension benefit plan (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA or the minimum funding requirements of Section 302 of ERISA that is or was maintained or contributed to by ONEOK or any ONEOK Affiliate at any time during the six calendar years immediately preceding the date hereof.

         (o) "PBGC" means the Pension Benefit Guaranty Corporation.

         (p) "Plants" shall mean the real property interests of WRI, including Easements, together with the buildings and improvements of WRI located on such real property, in each case to the extent primarily used in or primarily related to the Gas Business.

         (q) "Reportable Event" means an event constituting a "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement or penalty has not been waived by the PBGC.

         (r) "Retained Gas Manufacturing Plants" shall mean the manufactured gas plants specified in Schedule 1.1(r).

         (s) "Retained Liabilities" shall mean (i) all debts, liabilities, leases and obligations whatsoever of WRI and its Subsidiaries that do not arise primarily out of, do not relate primarily to, or are not primarily generated by, the Assets and the field operations of the Gas Business, (ii) liabilities of WRI and its Subsidiaries other than the Transferred Subsidiaries for Income Taxes (as such term is hereinafter defined), (iii) all liabilities, including environmental liabilities, relating to the Retained Gas Manufacturing Plants,
(iv) all liabilities relating to or resulting from, the divestiture by WRI of the Missouri Gas assets to Southern Union Company, and (v) all liabilities of WRI and its Subsidiaries, whether or not relating to the Gas Business, relating to indebtedness for borrowed money or guarantees, other than the Assumed Debt and other than capital leases primarily related to the Gas Business.

         (t) "Retired Employees" shall mean all vested former employees of the Gas Business and the Gas Business' predecessors, such other individuals who were independent contractors and are recharacterized as former employees, and the surviving beneficiaries of all such former employees and other individuals all who are entitled to pension benefits from NewCorp pursuant to the Employee Agreement.

         (u) "Significant Subsidiary" means any Subsidiary of ONEOK or WRI, as applicable, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

         (v) "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner or managing member (excluding partnerships or limited liability companies, the general partnership or membership interests of which are held by such party or any Subsidiary of such party that do not have a majority of the voting interest in such partnership or limited liability company); or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries.

         (w) "WRI Affiliate" means any Subsidiary of WRI, or any other trade or business, whether or not incorporated, that is under control by or treated as a single employer with WRI under Section 414(b), (c), (m) or (o) of the Code.

         (x) "WRI Benefit Plan" means each benefit plan, program, policy, or arrange- ment described in Section 4.2(m)(1) (whether or not terminated).

         (y) "WRI Pension Benefit Plan" means each employee pension benefit (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA or the minimum funding requirements of Section 302 of ERISA that is or was maintained or contributed to by WRI or any WRI Affiliate at any time during the six calendar years immediately preceding the date hereof.

          1.2 The Asset Transaction. Immediately prior to the Merger Effective Time and as a condition precedent to the Merger, WRI shall transfer, or cause to be transferred, to NewCorp, and WRI shall cause NewCorp to acquire, all of the right, title and interest of WRI in, to and under the Assets, free and clear of all Liens (as such term is hereinafter defined) other than Permitted Liens (as such term is hereinafter defined).

          1.3 Liabilities Assumed. Concurrently with the transfer of the Assets to NewCorp pursuant to Section 1.2, WRI will cause NewCorp to assume and agree to pay, perform and discharge when due the Assumed Liabilities.

          1.4 Retained Liabilities. Except for the Assumed Liabilities, WRI shall or shall cause its Subsidiaries (other than Westar and MCMC) to, retain and have full responsibility for and obligation with respect to the Retained Liabilities.

          1.5 Instruments of Transfer. The conveyance, transfer, assignment and delivery of the Assets to NewCorp and the assumption of Assumed Liabilities by NewCorp shall be effected by one or more Assignments, assumption agreements, bills of sale, and regulatory orders (collectively, the "Transfer Documents"), as may be necessary or as ONEOK or the Surviving Corporation may reasonably require. As to the real property interests included in the Assets, the conveyance shall be by general warranty deed for those interests for which WRI received a general warranty deed and the remainder shall be by special warranty deed.

          1.6 Condition on Assignment or Assumption of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or assume any claim, contract, lease, commitment or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment or assumption thereof, without the consent of a third party thereto, would constitute a breach thereof. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights of WRI or its Subsidiaries thereunder so that NewCorp or the Surviving Corporation would not in fact receive all such rights, WRI will, and will cause its Subsidiaries to, cooperate with the Surviving Corporation in any arrangement reasonably designed to provide for the Surviving Corporation, at the expense of the Surviving Corporation, the benefits under any such claims, contracts, licenses, leases or commitments including, without limitation, enforcement for the benefit of the Surviving Corporation of any and all rights of WRI and its Subsidiaries against a third party thereto arising out of the breach or cancellation by such third party or otherwise; and any transfer or assignment to NewCorp or the Surviving Corporation by WRI or its Subsidiaries of any property or property rights or any contract or agreement which shall require the consent or approval of any third party, shall be made subject to such consent or approval being obtained; provided, however, that any third party consents to the assignment of such contracts shall provide that WRI shall be released in full from its obligations under such contracts.

          1.7 Certain Adjustments. (a) 45 days before the Closing Date, WRI shall prepare and deliver to ONEOK a statement (the "Statement"), certified by an officer of WRI, setting forth the anticipated Working Capital (as such term is hereinafter defined) of the Gas Business as of the close of business on the Closing Date (the "Closing Working Capital"), and the dollar amount anticipated to be expended by WRI with respect to capital expenditures and construction work in progress relating to the Gas Business for the period from December 1, 1996, through the Closing Date (the "WRI Capital Expenditure Amount"). ONEOK shall prepare and deliver to WRI for inclusion on the Statement, the dollar amount anticipated to be expended by ONEOK with respect to capital expenditures and construction work in progress for the period from December 1, 1996, through the Closing Date (the "ONEOK Capital Expenditure Amount") and, based on the foregoing, WRI shall include on the Statement, the Net Amount (as such term is hereinafter defined).

          During the 10-day period following ONEOK's receipt of the Statement, WRI and ONEOK and their respective independent auditors shall be permitted to review the working papers relating to the Statement. The Statement shall become final and binding upon the parties on the tenth day following delivery thereof, unless WRI or ONEOK gives written notice of its disagreement with the Statement ("Notice of Disagreement") to the other party prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Notice of Disagreement is received in a timely manner, then the Statement (as revised in accordance with clause (A) or (B) below) shall become final and binding upon ONEOK and WRI on the earlier of (A) the date ONEOK and WRI resolve in writing any differences they have with respect to the matters specified in each Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Accounting Firm (as such term is hereinafter defined).

          During the 5-day period following the delivery of a Notice of Disagreement, ONEOK and WRI shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in each Notice of Disagreement. During such period, WRI and ONEOK and their respective auditors shall have access to the working papers of each other and its auditors prepared in connection with the Notice of Disagreement. At the end of such 5-day period, ONEOK and WRI shall submit to an independent accounting firm (the "Accounting Firm") for review and resolution any and all matters which remain in dispute and which were properly included in any Notice of Disagreement. The Accounting Firm shall be a nationally recognized independent public accounting firm as shall be reasonably agreed upon by ONEOK and WRI in writing. In the event ONEOK and WRI are unable to agree upon the choice of Accounting Firm within 2 days after the end of such 5-day period, either party may request the American Arbitration Association to promptly choose the Accounting Firm, and the American Arbitration Association shall promptly choose an Accounting Firm which has not performed services for ONEOK or WRI in the last two years. Promptly, but no later than 10 days after its acceptance of its appointment as Accounting Firm hereunder, the Accounting Firm shall determine, based solely on presentations by ONEOK and WRI, and not by independent review, only those issues in dispute and shall render a report as to the dispute and the resulting computation of the Statement, which shall be conclusive and binding upon the parties. The cost of any dispute resolution (including the fees and expenses of the Accounting Firm and reasonable attorney fees and expenses of the parties) pursuant to this
Section 1.7 shall be borne by ONEOK and WRI in inverse proportion to the extent to which they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted.

          (b) To the extent that the Net Amount (as such term is hereinafter defined), as specified in a Statement which becomes final pursuant to Section 1.7(a) exceeds, $40,000,000 (such excess shall be referred to herein as the "Excess Amount"), the Surviving Corporation shall correspondingly assume at the Closing additional debt of WRI with terms comparable to the terms of the Assumed Debt in an aggregate principal amount equal to the Excess Amount. To the extent the Net Amount as specified in a Statement which becomes final pursuant to
Section 1.7(a) is less than $40,000,000 (such deficiency being referred to herein as the "Deficient Amount"), the aggregate principal amount of Assumed Debt to be assumed by the Surviving Corporation shall be correspondingly reduced by an amount equal to the Deficient Amount.

          (c) The term "Working Capital" shall mean Current Assets minus Current Liabilities. The terms "Current Assets" and "Current Liabilities," for the purpose of this Section 1.7, shall mean the current assets (exclusive of cash and cash equivalents) and current liabilities of the Gas Business, calculated consistently with WRI's past practice based upon the books and records of WRI and the Consolidated Financial Information of the Gas Business. The term "Net Amount" shall mean the Working Capital of the Gas Business as of the close of business on the Closing Date minus the amount, if any, by which the ONEOK Capital Expenditure Amount exceeds the WRI Capital Expenditure Amount and plus the amount, if any, by which the WRI Capital Expenditure Amount exceeds the ONEOK Capital Expenditure Amount, as applicable.

          1.8 Certain Taxes. ONEOK shall pay all transfer, stamp, sales or use taxes and any filing, recording, regulatory or similar fees or assessments payable or determined to be payable in connection with the execution, delivery or performance of this Agreement or the transfer to NewCorp of the Assets contemplated hereby pursuant to the Transfer Documents.

                                   ARTICLE II
                                   THE MERGER

          2.1 The Merger; Effective Time of Merger. Upon, and pursuant to the terms and subject to the conditions of this Agreement, at the Merger Effective Time, ONEOK will be merged into NewCorp in accordance with the Delaware General Corporation Law ("DGCL") and the Oklahoma General Corporation Act ("OGCA"), the separate existence of ONEOK shall thereupon cease and NewCorp shall continue as the surviving corporation in the Merger. Subject to the terms and conditions hereof, the Merger shall be consummated as promptly as practicable after satisfaction or, to the extent permitted hereunder, waiver of all of the conditions to each party's obligation to consummate the Merger specified in
Article VII, by filing appropriate certificates of merger, in such form as is required by, and executed in accordance with, the relevant provisions of the laws of the States of Delaware and Oklahoma, as applicable. The Merger shall be effective at such time as the foregoing certificates of merger are duly filed with the Secretaries of State of the States of Delaware and Oklahoma, in accordance with Delaware or Oklahoma law, as applicable, or at such later times as specified in the foregoing certificates of merger (the "Merger Effective Time" or "Effective Time"). The date on which the Merger Effective Time shall occur is referred to herein as the "Merger Effective Date" or the "Effective Date".

          2.2 Closing. The closing of the Merger (the "Closing") shall take place at the offices of WRI as promptly as practicable after satisfaction or, to the extent permitted hereunder, waiver of all of the conditions to each party's obligation to consummate the Merger contained in Article VII, or at such other place or time as the parties hereto shall agree (the date of the Closing being referred to herein as the "Closing Date").

          2.3 Effect of the Merger. (a) At the Merger Effective Date: (i) ONEOK shall be merged with and into NewCorp, the separate existence of ONEOK shall cease and NewCorp shall continue as the surviving corporation (ONEOK and NewCorp being sometimes referred to hereinafter as the "Constituent Corporations"); (ii) the Certificate of Incorporation of NewCorp in effect immediately prior to the Merger, which shall be in a form to be reasonably mutually agreed upon in good faith by WRI and ONEOK prior to the Merger, which shall include the provisions summarized in Exhibit A hereto and which shall not contain other provisions inconsistent with the terms of the Shareholder Agreement (as such term is hereinafter defined), shall be the Certificate of Incorporation of the Surviving Corporation (the "NewCorp Charter"), provided, however, that the Certificate of Incorporation of NewCorp shall be amended immediately prior to the Merger to change the name of NewCorp to "ONEOK Inc."; and (iii) the Bylaws of NewCorp in effect immediately prior to the Merger, which shall be in a form to be reasonably mutually agreed upon in good faith by WRI and ONEOK prior to the Merger and which shall include the provisions summarized in Exhibit A hereto and which shall not contain other provisions inconsistent with the terms of the Shareholder Agreement, shall be the Bylaws of the Surviving Corporation (the "NewCorp Bylaws").

          (b) The directors and officers of the Surviving Corporation will be those of ONEOK immediately prior to the Merger Effective Time, provided, however, that the Surviving Corporation shall add additional directors to the Board of Directors of the Surviving Corporation as contemplated by the Shareholder Agreement and 5 persons who are currently officers of WRI with respect to the Gas Business (inclusive of the officers of the Transferred Subsidiaries referred to in the next sentence) will be appointed as officers, with comparable responsibilities, of the Surviving Corporation. The current officers of the Transferred Subsidiaries will either retain their positions post-Closing as officers of the Transferred Subsidiaries or be granted comparable positions with the Surviving Corporation.

          (c) The Merger shall have the effect provided for in the DGCL and the OGCA and the provisions of this Section 2.3.

                                   ARTICLE III
                            CONVERSION OF SHARES AND
                            EXCHANGE OF CERTIFICATES

          3.1 Effect of Merger on Capital Stock. At the Merger Effective Time, by virtue of the Merger and without any action on the part of the owners of the capital stock of ONEOK or NewCorp:

          (a) NewCorp Capital Stock Unchanged. Each issued and outstanding share of the capital stock of NewCorp shall not be converted or otherwise affected by the Merger and shall remain outstanding after the Merger.

          (b) Cancellation of Treasury Stock. All shares of the capital stock of ONEOK, if any, that are owned by ONEOK as treasury stock and any share of capital stock of ONEOK owned by any wholly-owned Subsidiary of ONEOK shall be canceled and retired and shall cease to exist and no stock of NewCorp or other consideration shall be delivered in exchange therefor.

          (c) Exchange of ONEOK Common Stock. Each share of Common Stock, without par value, of ONEOK ("ONEOK Common Stock") issued and outstanding immediately prior to the Merger Effective Time (other than shares canceled in accordance with Section 3.1(b) above) shall be converted into one share of common stock, no par value, of the Surviving Corporation ("NewCorp Common Stock"), together with the corresponding number of associated rights ("NewCorp Stock Purchase Rights") to purchase one one-hundredth of a share of NewCorp Series A Participation Preference Stock, without par value, of the Surviving Corporation ("NewCorp Preference Stock") pursuant to a Shareholder Protection Rights Agreement entered into prior to the Closing between NewCorp and Liberty Bank and Trust Company of Oklahoma City, N.A., as Rights Agent (the "NewCorp Rights Agreement"), in a form to be reasonably mutually agreed upon in good faith by ONEOK and WRI prior to the Merger, which shall include the provisions summarized in Exhibit A hereto and which shall not contain other provisions inconsistent with the terms of the Shareholder Agreement. All references in this Agreement to the NewCorp Common Stock shall be deemed to include the associated NewCorp Stock Purchase Rights. All such shares of ONEOK Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive shares of NewCorp Common Stock in accordance herewith.

          3.2 Exchange of Certificates.

          (a) Exchange of Certificates. As of the Merger Effective Time, WRI shall cause NewCorp to deposit with such bank or trust company (the "Exchange Agent") to be designated by ONEOK with the consent of WRI (such consent not to be unreasonably withheld or delayed), for the benefit of the holders of shares of ONEOK Common Stock, for exchange in accordance with this Article III, through the Exchange Agent, certificates representing shares of NewCorp Common Stock (such shares representing the "Stock Consideration", and together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to this Article III in exchange for outstanding shares of ONEOK Common Stock.

          (b) Exchange Procedures. As soon as reasonably practicable after the Merger Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the Merger Effective Time, represented outstanding shares of ONEOK Common Stock (the "Certificates"), which holder's shares of ONEOK Common Stock were converted into the right to receive the same number of shares of NewCorp Common Stock (Stock Consideration):
(i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as ONEOK or the Surviving Corporation may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Stock Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of NewCorp Common Stock which such holder has the right to receive pursuant to the provisions of this Article III and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of ONEOK Common Stock which is not registered in the transfer records of ONEOK, a certificate representing the appropriate number of shares of NewCorp Common Stock may be issued to a transferee if the Certificate representing such shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Merger Effective Time to represent only the right to receive upon such surrender the Stock Consideration. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the NewCorp capital stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to NewCorp Common Stock declared or made after the Merger Effective Time with a record date after the Merger Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder thereof, without interest, if such holder is entitled to receive the Stock Consideration: (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Merger Effective Time theretofore paid with respect to such whole shares of such Stock Consideration; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Merger Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of NewCorp Common Stock.

          (d) No Further Ownership Rights in ONEOK Common Stock. All shares of NewCorp Common Stock issued upon the surrender for exchange of shares of ONEOK Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of ONEOK Common Stock, subject, however, to the Surviving Corporation's right to pay any dividends or make any other distributions with a record date on or prior to the Merger Effective Time that may have been declared or made by ONEOK on such shares of ONEOK Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Merger Effective Time, and after the Merger Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of ONEOK Common Stock that were outstanding immediately prior to the Merger Effective Time. If, after the Merger Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

          (e) Termination of Exchange Agent. Any portion of the Exchange Fund that remains undistributed to the former stockholders of ONEOK for one year after the Merger Effective Time shall be delivered to the Surviving Corporation which shall after the Merger Effective Time act as the Exchange Agent, and any former stockholders of ONEOK who have not complied with this Article III prior to the Merger Effective Time shall thereafter look only as a general creditor to the Surviving Corporation for payment of their claim for the Stock Consideration and any dividends or distributions with respect to NewCorp Common Stock if such holder is entitled to receive the Stock Consideration.

          (f) No Liability. None of ONEOK, WRI or the Surviving Corporation shall be liable to any holder of shares of ONEOK Common Stock for such shares (or dividends or distributions with respect thereto), delivered to a public official pursuant to any applicable abandonment, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares six years after the Merger Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

          4.1 Representations and Warranties of ONEOK. ONEOK represents and warrants to WRI as follows, except as set forth in the disclosure schedule to be signed by an authorized officer of ONEOK and delivered to WRI by ONEOK (the "ONEOK Disclosure Schedule") pursuant to Section 6.22, each of which exceptions shall specifically identify the relevant Section hereof to which it relates:

          (a) Organization, Standing and Power. Each of ONEOK and its Significant Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on ONEOK. ONEOK has heretofore delivered to WRI complete and correct copies of ONEOK's and its Significant Subsidiaries' certificates of incorporation and bylaws, each as amended and in full force and effect on the date hereof. All Significant Subsidiaries of ONEOK and their respective jurisdictions of incorporation or organization are identified on Section 4.1(a) of the ONEOK Disclosure Schedule.

          (b) Capital Structure. As of the date hereof, the authorized capital stock of ONEOK consists of 60,000,000 shares of ONEOK Common Stock, without par value, 340,000 shares of ONEOK Preferred Stock, par value of $50 per share ("ONEOK Preferred Stock"), and 3,000,000 shares of ONEOK Preference Stock, without par value ("ONEOK Preference Stock"). As of the date hereof, (i) 27,304,870 shares of ONEOK Common Stock and 180,000 shares of ONEOK Preferred Stock were issued and outstanding, and 4,350,000 shares of ONEOK Common Stock were reserved for issuance as follows:

    ONEOK Employee Stock Purchase Plan................................350,000
    ONEOK Key Employee Stock Plan...................................1,000,000
    Thrift Plan for Employees of
      ONEOK Inc. and Subsidiaries...................................3,000,000

(collectively, the "ONEOK Stock Plans"; the options outstanding pursuant to the ONEOK Stock Plans being referred to herein as the "ONEOK Options"); (ii) no shares of ONEOK Preference Stock are outstanding; (iii) 148,482 shares of ONEOK Series A Participating Preference Stock have been reserved for issuance pursuant to the Shareholder Protection Rights Agreement, dated as of March 21, 1988 between ONEOK and The Chase Manhattan Bank, N.A. (the "ONEOK Rights Agreement");
(iv) no shares of ONEOK Common Stock were held by ONEOK in its treasury; and (v) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which ONEOK stockholders may vote were issued or outstanding. All such issued and outstanding shares of ONEOK Common Stock and ONEOK Preferred Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Other than 148,482 shares of Preference Stock, ONEOK has no shares of Common Stock, Preferred Stock or Preference Stock reserved for issuance pursuant to the ONEOK Rights Agreement. Section 4.1(b) of the ONEOK Disclosure Schedule contains a correct and complete list as of December 12, 1996 of each outstanding option to purchase shares of capital stock of ONEOK outstanding pursuant to the ONEOK Stock Plans, including the holder, date of grant, exercise price and number of shares subject thereto. All outstanding shares of capital stock of the Subsidiaries of ONEOK are owned by ONEOK, or a direct or indirect wholly owned Subsidiary of ONEOK, free and clear of all Liens, and are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except (i) as set forth above and as contemplated by the ONEOK Rights Agreement, (ii) for changes since December 12, 1996 resulting from the exercise of employee stock options granted pursuant to, or from issuance or purchases under, the ONEOK Stock Plans and ONEOK's Direct Stock Purchase and Dividend Reinvestment Plan,
(iii) as contemplated by this Agreement, and (iv) for transactions effected by ONEOK after the date of this Agreement without breaching the terms hereof, there are, as of the date of this Agreement, outstanding: (A) no shares of capital stock; (B) no securities of ONEOK or any Subsidiary of ONEOK convertible into or exchangeable for shares of capital stock, or other voting securities of ONEOK or any Subsidiary of ONEOK; and (C) no options, warrants, calls, subscriptions, convertible securities, or other rights (including preemptive rights), commitments or agreements to which ONEOK or any Subsidiary of ONEOK is a party or by which it is bound in any case obligating ONEOK or any Subsidiary of ONEOK to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of its capital stock or any securities of ONEOK or any Subsidiary of ONEOK exercisable for, exchangeable for or convertible into such capital stock, or obligating ONEOK or any Subsidiary of ONEOK to grant, extend or enter into any such option, warrant, call, subscription, convertible securities, or other right, commitment or agreement. Except with respect to the Shareholder Agreement, there are not as of the date hereof and there will not be at the Merger Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which ONEOK is a party or by which it is bound relating to the voting of any shares of the capital stock of ONEOK that will limit in any way the solicitation of proxies by or on behalf of ONEOK from, or the casting of votes by, the stockholders of ONEOK with respect to the Merger. There are no restrictions on ONEOK to vote the stock of any of its Subsidiaries.

          (c) Authority; No Violations; Consents and Approvals.

               (1) The Board of Directors of ONEOK has approved the Merger and this Agreement, and declared the Merger and this Agreement to be in the best interest of the stockholders of ONEOK. ONEOK has and will have all requisite corporate power and authority to enter into this Agreement and the other agreements contemplated hereby, including the

          Marketing Agreement (as such term is hereinafter defined), the Shared Services Agreement (as such term is hereinafter defined), the Transfer Documents, the Shareholder Agreement, the Employee Agreement (as such term is hereinafter defined) and the Environmental Indemnity Agreement (as such term is hereinafter defined) (collectively, the "Ancillary Documents") to the extent it is a party thereto, to perform its obligations hereunder and thereunder and to consummate the Transactions and the other transactions contemplated hereby and thereby, subject to the approval of this Agreement and the Merger by the holders of a majority of the voting power of the ONEOK Common Stock, assuming the redemption of the ONEOK Preferred Stock as contemplated by Section 5.2(d), in accordance with the DGCL and ONEOK's certificate of incorporation and bylaws, as amended (the "ONEOK Stockholder Approval"). The execution and delivery of this Agreement and each Ancillary Document to which ONEOK is a party, the performance of obligations hereunder and thereunder by ONEOK and the consummation of the Transactions and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of ONEOK, subject to the ONEOK Stockholder Approval. This Agreement has been duly executed and delivered by ONEOK and, subject to the ONEOK Stockholder Approval, constitutes and the Ancillary Documents to which ONEOK is a party, when executed and delivered by ONEOK, will constitute, valid and binding obligations of ONEOK, enforceable against ONEOK in accordance with their respective terms, subject, in each case, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (assuming such documents constitute a valid and binding obligation on the other parties thereto).

               (2) The execution and delivery of this Agreement and the Ancillary Documents to which ONEOK is a party do not, and the consummation of the Transactions and the other contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or change the rights or obligations of any party under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien, upon any of the properties or assets of ONEOK or any of its Subsidiaries under, any provision of (A) the certificate of incorporation or bylaws of ONEOK, as amended, or any provision of the charter or other organizational documents of any of its Subsidiaries,
          (B) subject to obtaining the third-party consents set forth in Section 4.1(c)(2) of the ONEOK Disclosure Schedule (the "ONEOK Required Consents"), any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, instrument, permit, franchise or license applicable to ONEOK or any of its Subsidiaries or
          (C) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 4.1(c)(3) of the ONEOK Disclosure Schedule are duly and timely obtained or made and the ONEOK Stockholder Approval has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ONEOK or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (B) or (C), any such conflicts, violations, defaults, rights, or Liens, that, individually or in the aggregate, would not have a Material Adverse Effect on ONEOK, materially impair the ability of ONEOK to perform its obligations hereunder or under any Ancillary Document to which ONEOK is a party or prevent the consummation of any of the Transactions and the other transactions contemplated hereby or thereby.

               (3) No notice, report, consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to ONEOK or any of its Subsidiaries in connection with the execution and delivery by ONEOK of this Agreement or any Ancillary Documents to which ONEOK is a party or the consummation by ONEOK of the Transactions and the other transactions contemplated hereby or thereby, as to which the failure to obtain or make would have a Material Adverse Effect on ONEOK or prevent or materially burden or materially impair the ability of ONEOK to consummate the Transactions and the other transactions contemplated by this Agreement or by the Ancillary Documents, except for: (A) the filing of a premerger notification report by ONEOK under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the Securities and Exchange Commission ("SEC") of (x) a proxy statement in preliminary and definitive form relating to the meeting of the holders of ONEOK capital stock to be held in connection with the Merger (the "Proxy Statement") and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder, as may be required in connection with this Agreement and the Transactions and the other transactions contemplated hereby; (C) a filing for a determination by the SEC or its Staff in the form of an order or a no-action letter that NewCorp will not be a subsidiary company under Section 2(a)(8) of the Public Utility Holding Company Act of 1935 (the "1935 Act"), for the purposes of the 1935 Act as a result of the Merger and the obtaining of such an order or no-action letter from the SEC or its Staff to such effect; (D) the approval of the Merger by the SEC under Section 9(a)(2)of the 1935 Act; (E) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (F) filings with, and the approval of, or notices to, the Oklahoma Corporation Commission (the "OCC") and the Kansas Corporation Commission (the "KCC"); (G) such filings and approvals as are set forth on Section 4.1(c)(3) of the ONEOK Disclosure Schedule in connection with the transfer of ONEOK's municipal franchises; (H) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws; and (I) such filings and approvals as may be required by any other premerger notification, securities, corporate or other law, rule or regulation.

          (d) SEC Documents. ONEOK has made available to WRI a true and complete copy of each report, schedule, registration statement and definitive proxy statement or information statement filed by ONEOK with the SEC and/or prepared by ONEOK since August 31, 1993 and prior to the date of this Agreement (the "ONEOK SEC Documents") which are all the documents (other than preliminary material) that ONEOK was required to file with the SEC since such date. As of their respective dates, the ONEOK SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such ONEOK SEC Documents, and none of the ONEOK SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, for the applicable periods, not misleading. The financial statements (including the related notes and schedules) of ONEOK included in the ONEOK SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material) the consolidated financial position of ONEOK and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations, the consolidated cash flows, the retained earnings and the changes in financial position of ONEOK and its consolidated Subsidiaries for the periods presented therein. Except as disclosed in the ONEOK SEC Documents, there are no agreements, arrangements or understandings between ONEOK and any party who is at the date of this Agreement or was at any time prior to the date hereof but after August 31, 1993 an Affiliate of ONEOK that are required to be disclosed in the ONEOK SEC Documents.

          (e) Information Supplied. None of the information supplied or to be supplied by ONEOK for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC by NewCorp in connection with the issuance of shares of NewCorp Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act or at the Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and none of the information supplied or to be supplied by ONEOK and included or incorporated by reference in the Proxy Statement will, at the date mailed to stockholders of ONEOK or at the time of the meeting of such stockholders to be held in connection with the Merger or at the Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Merger Effective Time any event with respect to ONEOK or any of its Subsidiaries, or with respect to other information supplied by ONEOK for inclusion in the Proxy Statement or the Form S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Form S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of ONEOK. The Proxy Statement, insofar as it relates to ONEOK or its Subsidiaries or other information supplied by ONEOK for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          (f) Absence of Certain Changes or Events. Except (I) as disclosed in, or reflected in the financial statements included in, the ONEOK SEC Documents and/or Section 4.1(f) of the ONEOK Disclosure Schedule, (II) as contemplated by this Agreement, or (III) for transactions effected or actions taken by ONEOK or its Subsidiaries after the date of this Agreement without breaching the terms hereof, in the case of clauses (iv) through (xi) below, since August 31, 1996, ONEOK has conducted its business in the ordinary course of such business consistent with past practice, and since August 31, 1996, there has not been:
(i) any event or events which, individually or in the aggregate, have had or would have a Material Adverse Effect on ONEOK, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of ONEOK's capital stock, except for regular quarterly cash dividends on ONEOK Common Stock or the regular quarterly cash dividend on ONEOK Preferred Stock (or a pro rata amount for any dividend less than a full quarter) with usual record and payment dates for such dividends;
(iii) any amendment of any material term of any outstanding equity security of ONEOK or any Subsidiary of ONEOK; (iv) any repurchase, redemption or other acquisition by ONEOK or any Subsidiary of ONEOK of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, ONEOK or any Subsidiary of ONEOK, except as contemplated by any ONEOK Benefit Plans; (v) any material change in any method of accounting or accounting practice by ONEOK or any Significant Subsidiary of ONEOK; (vi) any increase in the salaries or other compensation payable to any officer or employee of ONEOK or any of its Subsidiaries (except for normal increases in the ordinary course of business consistent with past practice) or any increase in, or addition to, other benefits to which any officer or employee may be entitled (except as required by the terms of plans as in effect on the date of this Agreement or as required by law); (vii) any incurrence of indebtedness for borrowed money (except in the ordinary course of business consistent with past practice);
(viii) any Material Adverse Change or threat of a Material Adverse Change in ONEOK's or any of its Subsidiaries' relations with, or any loss or, to the knowledge of ONEOK, threat of loss of, any of ONEOK's or any of its Subsidiaries' material suppliers or customers, except to the extent such loss does not and would not have a Material Adverse Effect on ONEOK; (ix) any termination, cancellation or waiver of any contract or other right material to the operation of the business of ONEOK and its Subsidiaries taken as a whole, except to the extent such termination, cancellation or waiver does not and would not have a Material Adverse Effect on ONEOK; (x) any amendment of any material term of the respective certificates of incorporation or bylaws of ONEOK or any Subsidiary of ONEOK; or (xi) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that does have or would have a Material Adverse Effect on ONEOK.

          (g) No Undisclosed Material Liabilities. Except as disclosed in the ONEOK SEC Documents and/or Section 4.1(g) of the ONEOK Disclosure Schedule, to the knowledge of ONEOK, there are no liabilities or obligations, including Environmental Claims, of ONEOK or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and whether or not required to be disclosed, nor are there any facts or circumstances of which ONEOK has or its Subsidiaries have knowledge that could result in obligations or liabilities of ONEOK, its Subsidiaries or any of their Affiliates, that have or would have a Material Adverse Effect on ONEOK, other than: (i) liabilities adequately provided for on the balance sheet of ONEOK dated as of August 31, 1996 (including the notes thereto) contained in ONEOK's Annual Report on Form 10-K for the year ended August 31, 1996 (the "ONEOK Balance Sheet"); and (ii) liabilities under this Agreement or the Ancillary Documents.

          (h) No Default. Neither ONEOK nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) their respective charters, bylaws or other respective organizational documents, (ii) any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which ONEOK or any of its Subsidiaries is now a party or by which ONEOK or any of its Subsidiaries or any of their respective properties or assets may be bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to ONEOK or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate do not and would not have a Material Adverse Effect on ONEOK.

          (i) Compliance with Applicable Laws. Except as specifically addressed in other representations in this Section 4.1 or set forth in Section 4.1(i) of the ONEOK Disclosure Schedule, ONEOK and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "ONEOK Permits"), except where the failure so to hold does not and would not have a Material Adverse Effect on ONEOK. Except as set forth in
Section 4.1(i) of the ONEOK Disclosure Schedule, ONEOK and its Subsidiaries are in compliance with the terms of the ONEOK Permits, except where the failure so to comply does not and would not have a Material Adverse Effect on ONEOK. Except as disclosed in the ONEOK SEC Documents or set forth in Section 4.1(i) of the ONEOK Disclosure Schedule, the businesses of ONEOK and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation of any Governmental Entity, except for violations which do not and would not have a Material Adverse Effect on ONEOK. Except as set forth in Section 4.1(i) of the ONEOK Disclosure Schedule, neither ONEOK nor any of its Subsidiaries has been notified of any pending investigation or review by any Governmental Entity nor, to the knowledge of ONEOK and its Subsidiaries, is any investigation or review by any Governmental Entity with respect to ONEOK or any of its Subsidiaries pending or threatened, other than those the outcome of which does not and is not reasonably likely to have a Material Adverse Effect on ONEOK.

          (j) Litigation. Except as disclosed in the ONEOK SEC Documents and/or
Section 4.1(j) of the ONEOK Disclosure Schedule or otherwise within this Section 4.1, as of the date hereof, there is no suit, action or proceeding pending, or, to the knowledge of ONEOK and its Subsidiaries, threatened against or affecting ONEOK or any Subsidiary of ONEOK ("ONEOK Litigation"), at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that, individually or in the aggregate, has had or would have a Material Adverse Effect on ONEOK, and ONEOK and its Subsidiaries have no knowledge of any facts that are likely to give rise to any ONEOK Litigation, that (in any case) would have a Material Adverse Effect on ONEOK, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against ONEOK or any Subsidiary of ONEOK ("ONEOK Order") that has or would have a Material Adverse Effect on ONEOK or ONEOK's ability to consummate the transactions contemplated by this Agreement or any of the Ancillary Documents.

          (k) Taxes. Except as, individually or in the aggregate, do not and would not have a Material Adverse Effect on ONEOK:

               (1) ONEOK and each of its Subsidiaries has (A) timely (taking into account any extensions) filed all material federal, state, local and foreign returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to it in respect of any Taxes (as hereinafter defined),
          (B) timely paid all Taxes that are shown to be due thereon, (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of ONEOK and its Subsidiaries, and (D) to the knowledge of ONEOK or any Subsidiary of ONEOK, timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

               (2) Section 4.1(k)(2) of the ONEOK Disclosure Schedule sets forth the last taxable period through which the federal Income Tax Returns of ONEOK and its Subsidiaries have been examined by the Internal Revenue Service ("IRS") or otherwise closed. No material Tax audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes for which ONEOK or any of its Subsidiaries could be liable, and except as provided for in the ONEOK Balance Sheet, no material deficiency for any such Taxes has been proposed, asserted or assessed pursuant to such examination against ONEOK or any of its Subsidiaries by any Governmental Entity with respect to any period.

               (3) Neither ONEOK nor any of its Subsidiaries has executed or entered into with the IRS or any taxing authority (A) any agreement or other document extending or having the effect of extending the period for assessments or collection of any federal Income Taxes for which ONEOK or any of its Subsidiaries could be liable or (B) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state or local Tax law that relates to the assets or operations of ONEOK or any of its Subsidiaries.

               (4) Neither ONEOK nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by ONEOK or any of its Subsidiaries.

               (5) Except as set forth in the ONEOK SEC Documents or Section 4.1(k)(5) of the ONEOK Disclosure Schedule, neither ONEOK nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing agreement or similar agreement or arrangement which has as a party a person other than ONEOK or any of its Subsidiaries.

               (6) Section 4.1(k)(6) of the ONEOK Disclosure Schedule sets forth a list of federal, state, local or foreign jurisdictions in which ONEOK and its Subsidiaries have paid any Taxes or filed any Returns during the past 3 years. No jurisdiction not listed on Section 4.1(k)(6) of the ONEOK Disclosure Schedule has made a claim, assertion or, to the knowledge of ONEOK and its Subsidiaries, threat that ONEOK or its Subsidiaries is subject to taxation in such jurisdiction.

               (7) Except as disclosed in Section 4.1(k)(7) of the ONEOK Disclosure Schedule, neither ONEOK nor any of its Subsidiaries maintains any compensation plans, programs, or arrangements the payments under which would not be expected to be deductible as a result of the limitation of Section 162(m) of the Code and the regulations issued thereunder.

               (8) Except as disclosed in Section 4.1(k)(8) of the ONEOK Disclosure Schedule, as a result, directly or indirectly, of the Transactions or the other transactions contemplated by this Agreement (including without limitation, any terminations of employment prior to or following the Merger Effective Time), none of ONEOK, its Subsidiaries or NewCorp will be obligated to make a payment (including without limitation any acceleration of vesting or payment) with respect to employees of ONEOK or its Subsidiaries who are "disqualified individuals" that would be characterized as an "excess parachute payment" (as such terms are defined in Section 280G of the Code).

For purposes of this Agreement, (i) "Taxes" shall mean any federal, state, local or foreign taxes, charges, fees, levies or other assessments, without limitation, all net income, gross income, sales and use, valorem, transfer, gains, profits, excise, franchise, real and personal gross receipts, capital stock, production, business and disability, employment, payroll, license, estimated, stamp, duties, severance or withholding taxes or charges imposed by any Governmental Entity, and (ii) "Income Taxes" shall mean any federal, state, local or foreign income or franchise taxes, or other taxes measured in whole or in part by income, and in each of (i) and (ii), any interest, penalties and additions to any such taxes, charges, fees or levies and any expenses incurred in connection with the settlement or litigation of any liability for any of the foregoing.

          (l) Employee Matters; ERISA.

               (1) Benefit Plans. Section 4.1(l)(1) of the ONEOK Disclosure Schedule contains a true and complete list, as of the date hereof, of each item described below, whether formal or informal, written or unwritten, legally binding or not:

               a.   each material "employee benefit plan" within the meaning of
                    Section 3(3) of ERISA that is or was maintained or contributed to at any time during the six calendar year period immediately preceding the date hereof by ONEOK or any ONEOK Affiliate and each similar plan, program, policy or arrangement maintained for non-employee directors or other non-employees who have provided services to ONEOK or any ONEOK Affiliate;

               b. each material plan, program, policy, payroll practice or arrangement not listed in a. above that provides for bonuses, profit-sharing, incentive compensation, deferred compensation, equity-based compensation (including stock options or other stock purchases, restricted stock, stock appreciation rights, performance units and dividend equivalents), holiday pay, vacation pay, sick pay, dependent care benefits, flexible benefits (including any cafeteria plan governed by Section 125 of the Code), paid or unpaid leave (including sick leave, parental leave, military leave and bereavement leave), tuition assistance, relocation or any similar type of benefits, that has been adopted or implemented by ONEOK or any ONEOK Affiliate (including any such plan, program, policy or arrangement that has been terminated before the date hereof); and

               c. each material employment contract, severance contract, parachute agreement, option agreement, stock appreciation right agreement, bonus or other incentive award agreement, deferred compensation agreement, supplemental benefit agreement, split dollar agreement or other personal service or benefit contract or arrangement with or covering a current or former officer, director, employee or independent contractor of ONEOK or any ONEOK Affiliate.


               (2) Contributions. All material contributions and other material payments required to have been made by ONEOK or any ONEOK Affiliate under Section 412 of the Code or pursuant to any ONEOK Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or will be timely made in accordance with Section 404(a)(6) of the Code.

               (3) Qualification; Compliance. The following representations apply to ONEOK Benefit Plans being continued by NewCorp or for which NewCorp may have liability.

               a. Each ONEOK Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code (1) currently meets all qualification requirements under the Code both in form and in operation, except any failure that can be corrected without material liability, and (2) has received a favorable determination letter from the IRS on its qualification or application for such a determination has been made prior to the expiration of the applicable remedial amendment period, and to the knowledge of ONEOK there are no circumstances existing likely to result in revocation of any such favorable determination letter.

               b. Each ONEOK Benefit Plan is and has been operated in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code, and all filings, disclosures and notices required have been timely made, except for violations that would not have a Material Adverse Effect on ONEOK. All amendments and actions required to bring each of the ONEOK Benefit Plans into conformity with all of the applicable provisions of ERISA and the Code and other applicable legal requirements have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Merger Effective Time and except for actions the failure of which to take would not have a Material Adverse Effect on ONEOK.

               c. To the knowledge of ONEOK, no individual or entity has engaged in any transaction in connection with which ONEOK or any ONEOK Affiliate, or any ONEOK Benefit Plan or any trust, trustee or administrator thereof, could be subject to liability pursuant to Section 409 or Section 502 of ERISA, or subject to an excise tax pursuant to Section 4975 of the Code, which could in either case have a Material Adverse Effect on ONEOK.

               d. Except for matters that would not have a Material Adverse Effect on ONEOK:

                    1. To the knowledge of ONEOK, no ONEOK Benefit Plan is subject to any ongoing audit, investigation or other administrative proceeding of the IRS, the Department of Labor or any other Governmental Entity or, to the knowledge of ONEOK, is scheduled to be subject to such an audit, investigation or proceeding; and

                    2. No ONEOK Benefit Plan is the subject of any pending application for administrative relief under any voluntary compliance program of any Governmental Entity (including, without limitation, the IRS' Voluntary Compliance Resolution Program or Walk-in Closing Agreement Program, or the Department of Labor's Delinquent Filer Voluntary Compliance Program).

               (4) Pension Benefit Plan; Liabilities. Except as set forth in
          Section 4.1(l)(4) of the ONEOK Disclosure Schedule, with respect to the ONEOK Pension Benefit Plans, individually and in the aggregate, no termination or partial termination of any ONEOK Pension Benefit Plan has occurred and no event has occurred that would be reasonably expected to subject ONEOK or any ONEOK Affiliate to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such plan or to the PBGC, or under any indemnity agreement to which ONEOK or any ONEOK Affiliate is a party), which liability could have a Material Adverse Effect on ONEOK (excluding liability for benefit claims and funding obligations payable in the ordinary course and liability for PBGC insurance premiums payable in the ordinary course).

               (5) Welfare Plans. To the knowledge of ONEOK, no circumstances exist that could subject ONEOK or any ONEOK Affiliate to an excise tax under Section 4976 of the Code that would have a Material Adverse Effect on ONEOK.

               (6) Documents Made Available. ONEOK has made available to WRI a true and correct copy of each collective bargaining agreement to which ONEOK or any ONEOK Affiliate is a party and under which ONEOK has obligations or joint and several liability; and, with respect to each ONEOK Benefit Plan, ONEOK has made available to WRI a true and correct copy of each of the following, as applicable:

               a. the current plan document (including all amendments adopted since the most recent restatement) and its most recently prepared summary plan description and all summaries of material modifications prepared since the most recent summary plan description;

               b. annual reports or Code Section 6039D information returns (IRS Form 5500 Series), including financial statements, for the last two years;

               c. the most recent IRS determination letter or other opinion letter with respect to the qualified status under Code
                    Section 401(a) of such plan or under Code Section 501 of the related trust;

               d.   actuarial reports or valuations for the last two years; and

               e. trust instruments and insurance contracts; any Form 5310 or Form 5330 filed with the IRS during the last six years.

               (7) Payments Resulting From Merger. Except as set forth on
          Section 4.1(l)(7) of the ONEOK Disclosure Schedule or as provided under any ONEOK Benefit Plan or any agreement described in Section 4.1(l)(1)c. above, the consummation or announcement of any transaction contemplated by this Agreement will not directly or indirectly (either alone or upon the occurrence of any additional or further acts or events) result in any:

               a. payment (whether of severance pay or otherwise) becoming due from ONEOK or any ONEOK Affiliate to any current or former officer, director, employee or independent contractor of ONEOK or any ONEOK Affiliate or to the trustee under any "rabbi trust" or other funding arrangement, which would reasonably be expected to result in liability to NewCorp; or

               b. benefit under any ONEOK Benefit Plan being established or increased or becoming accelerated, vested or payable, except for a payment or benefit that would have been payable under the same terms and conditions without regard to the transactions contemplated by this Agreement, which would reasonably be expected to result in liability to NewCorp.

               (8) Funded Status of Plans. Except as disclosed in Section 4.1(l)(8) of the ONEOK Disclosure Schedule, (A) each ONEOK Pension Benefit Plan has been maintained in compliance with the minimum funding standards of ERISA and the Code, (B) no ONEOK Pension Benefit Plan has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) and (C) all required payments to the PBGC with respect to each ONEOK Pension Benefit Plan have been made on or before their due dates, in each case with respect to ONEOK Pension Benefit Plans which would reasonably be expected to result in liability to ONEOK or any ONEOK Subsidiary. Except as disclosed in Section 4.1(l)(8) of the ONEOK Disclosure Schedule, neither ONEOK nor any of its Subsidiaries has provided, or is required to provide, security to any ONEOK Pension Benefit Plan pursuant to Section 401(a)(29) of the Code.

               (9) Multiemployer Plans. Except as disclosed in Section 4.1(l)(9) of the ONEOK Disclosure Schedule, no ONEOK Benefit Plan is a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA), a multiple employer plan described in Section 413(c) of the Code or a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA); and none of ONEOK or any ONEOK Affiliate is obligated to contribute to, has incurred or is expected to incur any withdrawal liability or has had any liability under Title IV of ERISA with respect to, or any liability in connection with the reorganization or termination of, any multiemployer plan, multiple employer plan, or multiple employer welfare arrangement.

               (10) Modification or Termination of Plans. Except as disclosed in
          Section 4.1(l)(10) of the ONEOK Disclosure Schedule or as required pursuant to a collective bargaining agreement or as required to secure a favorable determination letter from the IRS, neither ONEOK nor any ONEOK Affiliate is subject to any legal obligation, or has any formal plan, to enter into any form of material compensation or employment agreement or to establish any employee benefit plan of any nature, including (without limitation) any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice or to modify or change any existing ONEOK Benefit Plan and, to the knowledge of ONEOK, there has been no communication to employees by ONEOK or any ONEOK Affiliate that would reasonably be expected to promise or guarantee such employees retiree health or life insurance benefits on a permanent basis.

               (11) Reportable Events; Claims. Except as disclosed in Section 4.1(l)(11) of the ONEOK Disclosure Schedule:

               a. No Reportable Event has occurred with respect to any ONEOK Pension Benefit Plan that would reasonably be expected to result in a liability to ONEOK, and

               b. No liability, claim, action or litigation exists, has been made, commenced or, to the actual knowledge of ONEOK, threatened, by or against ONEOK or any ONEOK Affiliate with respect to any ONEOK Benefit Plan (other than for benefits or PBGC premiums payable in the ordinary course) that would reasonably be expected to result in a liability to ONEOK, and

               c. The PBGC has not instituted proceedings to terminate any ONEOK Pension Benefit Plan, and, to the knowledge of ONEOK, no condition exists that presents a likely risk that such proceedings will be instituted.

          (m) Labor Matters. Except as set forth in Section 4.1(m) of the ONEOK Disclosure Schedule or the ONEOK SEC Documents:

               (1) Neither ONEOK nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no current union representation question involving employees of ONEOK or any of its Subsidiaries, nor does ONEOK or its Subsidiaries have knowledge of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize or threaten to organize any such employees;

               (2) There is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against ONEOK or any of its Subsidiaries pending, or, to the knowledge of ONEOK or its Subsidiaries, threatened, that would have a Material Adverse Effect on ONEOK;

               (3) There is no strike, dispute, slowdown, work stoppage or lockout pending or, to the knowledge of ONEOK or its Subsidiaries, threatened, against or involving ONEOK or any of its Subsidiaries that would have a Material Adverse Effect on ONEOK; and

               (4) ONEOK and each of its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that would not have a Material Adverse Effect on ONEOK.

          (n) Intangible Property. ONEOK and its Subsidiaries possess or have adequate rights to use all trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of ONEOK and its Subsidiaries (collectively, the "ONEOK Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not have a Material Adverse Effect on ONEOK.

          (o) Environmental Matters.

               (1) Definitions. For purposes of this Agreement:

               a.   "Environmental Claims" means, with respect to any person,
                    (x) any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of non-compliance or violation in writing by or from any person or entity (including any Governmental Entity), or (y) oral notification provided by a Governmental Entity that written action of the type described in the foregoing clause is in process, which (in case of either (x) or (y)) alleges potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (1) the presence, or Release (as such term is hereinafter defined) or threatened Release into the environment, of any Hazardous Materials (as such term is hereinafter defined) at any location, whether or not owned, operated, leased or managed by ONEOK or any of its Subsidiaries (for purposes of Section 4.1(o)) or by WRI or any of its Subsidiaries (for purposes of Section 4.2(p)),
                    (2) pollution, protection of the environment and human health or safety from the effects of Hazardous Materials, health or safety of employees or sanitation, (3) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (as hereinafter defined), or (4) any and all claims by any third party seeking damages, civil or criminal fines or penalties, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence, Release, manufacture, processing, distributing, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

               b. "Environmental Laws" means all federal, state and local laws, rules, regulations and guidances, as well as common law causes of action or contractual obligations, relating to pollution or the protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

               c. "Hazardous Materials" means (x) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (y) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances" or "toxic pollutants," or words of similar import, under any applicable Environmental Law, and
                    (z) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any applicable Environmental Law in a jurisdiction in which ONEOK or any of its Subsidiaries operates (for purposes of Section 4.1(o)) or in which WRI or any of its Subsidiaries operates (for purposes of Section 4.2(p)).

               d. "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, subsurface, surface water, groundwater or property.

               (2) Compliance.

               a. To the actual knowledge of the executive officers of ONEOK and the officer or employee of ONEOK with responsibility for environmental matters, after due inquiry, except as set forth in the ONEOK SEC Documents or Section 4.1(o)(2)(a) of the ONEOK Disclosure Schedule, ONEOK and each of its Subsidiaries is in compliance with all applicable Environmental Laws, except where the failure to be so in compliance would not have a Material Adverse Effect on ONEOK.

               b. To the actual knowledge of the executive officers of ONEOK and the officer or employee of ONEOK with responsibility for environmental matters, after due inquiry, except as set forth in the ONEOK SEC Documents or Section 4.1(o)(2)(b) of the ONEOK Disclosure Schedule, neither ONEOK nor any of its Subsidiaries has received any Environmental Claim from any person or Governmental Entity that alleges that ONEOK or any of its Subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not have a Material Adverse Effect on ONEOK.

               c. Except as set forth in Section 4.1(o)(2)(c) of the ONEOK Disclosure Schedule, to the actual knowledge of the executive officers of ONEOK and the officer or employee of ONEOK with responsibility for environmental matters, after due inquiry, neither ONEOK nor any of its Subsidiaries has used any waste disposal site, or otherwise disposed of, transported, or arranged for the transportation of, any Hazardous Materials to any place or location, in violation of any Environmental Laws.

               (3) Environmental Permits. To the actual knowledge of the executive officers of ONEOK and the officer or employee of ONEOK with responsibility for environmental matters, after due inquiry, except as set forth in the ONEOK SEC Documents or Section 4.1(o)(3) of the ONEOK Disclosure Schedule, ONEOK and each of its Subsidiaries has obtained or applied for all environmental, health and safety permits and authorizations (collectively, "Environmental Permits") necessary for the construction of their facilities and the operation of their respective businesses, as presently conducted and for the use, storage, treatment, transportation, release, emission and disposal of raw materials, by-products, wastes and other substances used or produced by or otherwise relating to its business, and all such permits are in good standing and in all material respects in full force and effect or, where applicable, a renewal application has been timely filed, is pending and agency approval is expected to be obtained, and ONEOK and its Subsidiaries are in compliance in all material respects with all terms and conditions of all such Environmental Permits and are not required to make any expenditure in order to obtain or renew any Environmental Permits necessary for the operation of their respective businesses, as presently conducted, except where the failure to obtain or be in compliance with such Environmental Permits and the requirement to make such expenditures would not have a Material Adverse Effect on ONEOK.

               (4) Environmental Claims. To the actual knowledge of the executive officers of ONEOK and the officer or employee of ONEOK with responsibility for environmental matters, after due inquiry, except as set forth in the ONEOK SEC Documents or Section 4.1(o)(4) of the ONEOK Disclosure Schedule, there is no Environmental Claim pending or, to the actual knowledge of the executive officers of ONEOK and the officer or employee of ONEOK with responsibility for environmental matters, threatened:

               a.   against ONEOK or any of its Subsidiaries,

               b. against any person or entity whose liability for such Environmental Claim ONEOK or any of its Subsidiaries has retained or assumed, either contractually or by operation of law, or

               c. against any real or personal property or operations that ONEOK or any of its Subsidiaries owns, leases or manages, in whole or in part,

          that, in the case of a., b., or c., if adversely determined, would have a Material Adverse Effect on ONEOK.

               (5) Releases. To the actual knowledge of the executive officers of ONEOK and the officer or employee of ONEOK with responsibility for environmental matters, after due inquiry, except as set forth in the ONEOK SEC Documents or Section 4.1(o)(5) of the ONEOK Disclosure Schedule, and except for Releases of Hazardous Materials the liability for which would not have a Material Adverse Effect on ONEOK, ONEOK and its Subsidiaries have not caused any Release of any Hazardous Materials at any place or property, including, but not limited to, properties owned, leased or occupied by ONEOK or any Subsidiary of ONEOK or any predecessor of ONEOK or any Subsidiary of ONEOK, nor has it transported or arranged for the transportation of any Hazardous Materials to any place or property where a Release has occurred or allegedly has occurred, where such transportation or arrangement has had, or would have, a Material Adverse Effect on ONEOK.

               (6) Underground Storage Tanks or Surface Impoundments. To the actual knowledge of the executive officers of ONEOK and the officer or employee of ONEOK with responsibility for environmental matters, after due inquiry, except as set forth in Section 4.1(o)(6) of the ONEOK Disclosure Schedule, there are no underground storage tanks or surface impoundments at, on, under or within any real property owned, leased or occupied by ONEOK or any of its Subsidiaries, or any portion thereof, other than those liabilities which would not have a Material Adverse Effect on ONEOK.

          (p) Insurance. ONEOK and its Subsidiaries maintain insurance coverage as is customary for the industry in which ONEOK and each of its Subsidiaries operates, respectively (taking into account the cost and availability of such insurance), and the Transactions and the other transactions contemplated hereby and by the Ancillary Documents will not materially adversely affect such coverage. All such insurance policies are with reputable insurance carriers. There are no claims pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or in respect of which such underwriters have reserved their rights, except for claims that would not have a Material Adverse Effect on ONEOK. All premiums payable under all such policies have been paid and ONEOK and its Subsidiaries have otherwise complied fully with the terms and conditions of all such policies.

          (q) Contracts.

               (1) Except as set forth in Section 4.1(q)(1) of ONEOK Disclosure Schedule, neither ONEOK nor any of its Subsidiaries is a party to or bound by any Material Contract. "Material Contract" shall mean any contract or obligation pursuant to which any party thereto would be required to pay $5,000,000 or more. Except as set forth in Section 4.1(q)(1) of the ONEOK Disclosure Schedule, all Material Contracts are in full force and effect, and each of ONEOK and its Subsidiaries which is a party to or bound by such Material Contract has performed its obligations thereunder to date and, to the knowledge of ONEOK and its Subsidiaries, each other party thereto has performed its obligations thereunder to date, other than any failure of a Material Contract to be in full force and effect or any nonperformance thereof that would not have a Material Adverse Effect on ONEOK.

               (2) Neither ONEOK nor any of its Subsidiaries engages in any natural gas or other futures or options trading or is a party to any price swaps, hedges, futures or similar instruments, except for transactions and agreements entered into or hedge contracts for the purchase or sale of hydrocarbons to which ONEOK or any of its Subsidiaries is a party which are commercially reasonable and in accordance with the general practices of other similarly situated companies in the industry.

               (3) Neither ONEOK nor any of its Subsidiaries have been given notice of any default under, or action to alter, terminate, rescind or procure a judicial reformation of, any material provisions of any Material Contract.

               (4) (i) Section 4.1(q)(4)(i) of the ONEOK Disclosure Schedule sets forth a list of (a) all Gas purchase contracts which are Material Contracts, (b) all gathering, exchange and transportation contracts which are Material Contracts, and (c) all other contracts relating to Gas supply and transportation which are Material Contracts, in each case, to the extent ONEOK or any of its Subsidiaries is a party thereto, (collectively, the "ONEOK Gas Contracts"). (ii) Except as set forth in Section 4.1(q)(4)(ii) of the ONEOK Disclosure Schedule, (a) all ONEOK Gas Contracts to which ONEOK or any of its Subsidiaries is a party have been approved or reviewed by the OCC to the extent such approval or review is required, (b) all costs under the ONEOK Gas Contracts are currently being passed through to the customers and (c) ONEOK and its Subsidiaries have no reason to believe that (a) and (b) will not continue in the future.

          (r) Regulatory Proceedings. Except as set forth in the ONEOK SEC Documents or in Section 4.1(r) of the ONEOK Disclosure Schedule, other than purchase gas adjustment provisions, neither ONEOK nor any of its Subsidiaries all or part of whose rates or services are regulated by a Governmental Entity
(i) has rates which have been or are being collected subject to refund, pending final resolution of any rate proceeding pending before a Governmental Entity or on appeal to the courts or (ii) is a party to any rate proceeding before a Governmental Entity or on appeal from orders of a Governmental Entity which could result in orders having a Material Adverse Effect on ONEOK.

     (s) Regulation as a Utility.

               (1) Neither ONEOK nor any of its Subsidiaries is a "holding company," a "subsidiary company" or an "affiliate" of any public utility company (other than ONEOK) within the meaning of Section 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively, and none of the Subsidiaries of ONEOK is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act.

               (2) ONEOK and certain of its Subsidiaries are regulated as public utilities in the State of Oklahoma and in no other state. Neither ONEOK nor any "subsidiary company" or "affiliate" (as each such term is defined in any relevant statute, rule or regulations) of ONEOK is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.

          (t) Opinion of Financial Advisor. The Board of Directors of ONEOK has received the opinion of PaineWebber Incorporated to the effect that, as of the date on which the Board of Directors of ONEOK approved this Agreement, the Transactions are fair to ONEOK and its shareholders from a financial point of view.

          (u) Vote Required. The ONEOK Stockholder Approval is the only vote of the holders of any class or series of capital stock of ONEOK necessary to approve this Agreement, the Transactions and the other transactions contemplated hereby.

          (v) Beneficial Ownership of WRI Common Stock. Neither ONEOK nor any of its Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) any outstanding shares of WRI Common Stock.

          (w) Brokers. Except for the fees and expenses payable to PaineWebber Incorporated, which fees are reflected in its agreement with ONEOK, no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the negotiations leading to this Agreement or the consummation of the Transactions or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of ONEOK or any of its Subsidiaries.

          (x) Related Party Transactions. There are no contracts, arrangements or transactions in effect between ONEOK or any of its Subsidiaries, on the one hand, and any officer, director or 5% stockholder of ONEOK, or any Affiliate or immediate family member of any of the foregoing persons, on the other hand, except as set forth in Section 4.1(x) of the ONEOK Disclosure Schedule.

          (y) Takeover Provisions. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") or any applicable anti-takeover provision in ONEOK's certificate of incorporation or bylaws, as amended, is, or at the Merger Effective Time will be, applicable to ONEOK, the shares of ONEOK's capital stock, the Merger or the other transactions contemplated by this Agreement or any of the Ancillary Documents. The Board of Directors of ONEOK has taken all action necessary so that WRI will not become an "Interested Stockholder" within the meaning of Section 203 of the DGCL.

          (z) Rights Plan. ONEOK has taken such action as may be necessary to provide under the ONEOK Rights Agreement that WRI shall not be deemed an Acquiring Person (as defined therein), the Distribution Date (as defined therein) shall not be deemed to occur, and the Rights will not separate from ONEOK's shares of capital stock, as a result of entering into this Agreement or consummating the Merger and/or the other transactions contemplated hereby or by any of the Ancillary Documents.

          (aa) Title to Properties.

               (1) ONEOK and its Subsidiaries, individually or together, have good and sufficient title to all of the assets that they purport to own, including all of the properties and assets reflected in the balance sheet as of August 31, 1996, included in the ONEOK Balance Sheet, and all properties and assets purchased or otherwise acquired since August 31, 1996. Such assets are sufficient to enable ONEOK and its Subsidiaries to conduct the business of ONEOK or its Subsidiaries as currently conducted without material interference, free and clear of Liens, other than Permitted Liens. ONEOK and its Subsidiaries, individually or together, hold under valid lease agreements all of their real and personal properties reflected in the ONEOK Balance Sheet, and all real and personal property that is subject to the operating leases to which reference is made in the notes to the ONEOK Balance Sheet, and enjoy peaceful and undisturbed possession of such properties under such leases, other than any properties as to which such leases will have terminated in the ordinary course since the date of the ONEOK Balance Sheet. None of ONEOK, its Subsidiaries or any of their predecessors has received any written notice of any adverse claim to the title to any properties owned by them or with respect to any lease under which any properties are held by them, other than any claims that, individually or in the aggregate, would not have a Material Adverse Effect on ONEOK. For the purposes hereof, the term "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, claim, condition, equity interest, option, right of first refusal, charge or restriction of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, and the term "Permitted Liens" shall mean (i) Liens for taxes and assessments, general and special, not yet due and payable, and (ii) Liens, encumbrances and other defects which, individually or in the aggregate, do not and will not materially interfere with or impair the continued ownership, possession, use or operation of the assets as such assets are used in the business of ONEOK or the Gas Business, as applicable.

               (2) Neither ONEOK nor any of its Subsidiaries is in violation of the terms of any Easement except any such violations that, individually or in the aggregate, would not have a Material Adverse Effect on ONEOK. Except as would not have a Material Adverse Effect on ONEOK, all Easements in favor of ONEOK are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary thereunder for the operation of the business of ONEOK. Except as would not have a Material Adverse Effect on ONEOK, to the knowledge of ONEOK, there are no spatial gaps in the Easements in favor of ONEOK that would have a Material Adverse Effect on ONEOK and all parts of the pipeline assets which constitute a portion of the assets of ONEOK and its Subsidiaries are located either on property which is owned in fee by ONEOK or its Subsidiaries or on property which is subject to an Easement in favor of ONEOK or its Subsidiary.

          (ab) Condition of Assets. To the knowledge of ONEOK and its Subsidiaries, the buildings, plants, structures, and equipment of ONEOK and its Subsidiaries are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

          (ac) Accounts Receivable. All Accounts Receivable of ONEOK represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of the business of ONEOK. Unless paid prior to the Closing, the Accounts Receivable are or will be, as of the Closing, collectible, subject only to allowance for doubtful accounts, and calculated consistently with past practice. There is no contest, claim or right of set-off, under any contract or with any obligor of an Account Receivable relating to the amount or validity of such Accounts Receivable, which would have a Material Adverse Effect on ONEOK.

          4.2 Representations and Warranties of WRI. WRI represents and warrants to ONEOK as follows, except as set forth in the disclosure schedule to be signed by an authorized officer of WRI and delivered to ONEOK by WRI (the "WRI Disclosure Schedule") pursuant to Section 6.22, each of which exceptions shall specifically identify the relevant Section hereof to which it relates:

          (a) Organization, Standing and Power. Each of WRI, Westar, MCMC and the Significant Subsidiaries of Westar and MCMC, is, and NewCorp at the Closing will be, a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation or organization, has, and NewCorp at the Closing will, subject, with respect to NewCorp, to the satisfaction of the closing conditions, have, all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is, and NewCorp at the Closing will be, duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on the Gas Business. WRI has heretofore delivered to ONEOK complete and correct copies of its articles of incorporation and bylaws, as amended to the date hereof. WRI has heretofore delivered to ONEOK complete and correct copies of the certificate of incorporation and bylaws of each of Westar and MCMC each, as amended and in full force and effect as of the date hereof.

          (b) Capital Structure. Subject to the provisions of the Shareholder Agreement, after giving effect to the Asset Transaction and the Merger and the other transactions contemplated by this Agreement, immediately after the Closing, (i) 2,996,702 shares of NewCorp Common Stock will be issued and outstanding and owned by WRI and the remaining then outstanding shares of NewCorp Common Stock shall constitute the Stock Consideration issued and/or issuable to the shareholders of ONEOK pursuant to Article III and (ii) 19,317,584 shares of Convertible Preferred Stock, Series A will be issued and outstanding and owned by WRI. As of the date hereof, the authorized capital stock of Westar consists of 1,000 shares of common stock, without par value, of which 1,000 shares of common stock are issued and outstanding and owned by Westar Energy Inc., a wholly-owned Subsidiary of WRI. As of the date hereof, the authorized capital stock of MCMC consists of 1,000 shares of common stock, without par value, of which 1,000 shares of common stock are issued and outstanding and owned by WRI. All issued and outstanding shares of the Transferred Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Upon the transfer by WRI of the Transferred Stock to NewCorp at the Closing, pursuant to the Transfer Documents, NewCorp will own the Transferred Stock, free and clear of all Liens.

          (c) Sufficiency of Assets. Except as disclosed in Section 4.2(c) of the WRI Disclosure Schedule, the Assets to be transferred to NewCorp pursuant to the Asset Transaction will constitute all of the assets and properties of WRI and its Subsidiaries (other than the Excluded Assets) that are primarily used in, or primarily related to, or primarily generated by the field operations of the Gas Business as conducted by WRI immediately prior to the Asset Transaction.

          (d) Authority; No Violations; Consents and Approvals.

               (1) The Board of Directors of WRI has approved the Merger and this Agreement. WRI has and will have all requisite corporate power and authority to enter into this Agreement and the Ancillary Documents to the extent it is a party thereto, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which WRI is a party, the performance of obligations hereunder and thereunder by WRI and the consummation of the Transactions and the other contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of WRI. This Agreement has been duly executed and delivered by WRI and constitutes, and the Ancillary Documents to which WRI is a party when executed and delivered by WRI, will constitute, valid and binding obligations of WRI, enforceable against WRI in accordance with their respective terms, subject, in each case, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (assuming such documents constitute a valid and binding obligation on the other parties thereto).

               (2) The execution and delivery of this Agreement and the Ancillary Documents to which WRI is a party do not, and the consummation of the Transactions and the other transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or change the rights or obligations of any party under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Gas Business under, any provision of (A) the certificates of incorporation or bylaws of WRI, Westar, MCMC, as amended, or any provision of the charters or organizational documents of any of the respective Subsidiaries of Westar or MCMC, (B) subject to obtaining the third-party consents set forth in Section 4.2(d)(2) of the WRI Disclosure Schedule and the assignments of contracts, in the manner contemplated by Section 1.6 of this Agreement (the "WRI Required Consents"), any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, instrument, permit, franchise or license applicable to WRI with respect to the Gas Business and/or the Transferred Subsidiaries, or (C) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 4.2(d)(3) are duly and timely obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to WRI with respect to the Gas Business and/or any of the Transferred Subsidiaries or any of their respective properties or assets, other than, in the case of clause (B) or (C), any such conflicts, violations, defaults, rights or Liens, that, individually or in the aggregate, would not have a Material Adverse Effect on the Gas Business, materially impair the ability of WRI to perform its obligations hereunder or under any Ancillary Document to which WRI is a party or prevent the consummation of any of the Transactions and the other transactions contemplated hereby or thereby.

               (3) Except as set forth in Section 4.2(d)(3) of the ONEOK Disclosure Schedule no notice, report, consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to WRI relating to the Gas Business and/or any of the Transferred Subsidiaries or NewCorp in connection with the execution and delivery by WRI of this Agreement or any Ancillary Document to which WRI is a party, or the consummation by WRI of the Transactions and the other transactions contemplated hereby or thereby, as to which the failure to obtain or make would have a Material Adverse Effect on the Gas Business or prevent or materially burden or materially impair the ability of WRI or the Transferred Subsidiaries to consummate the transactions contemplated by this Agreement, except for: (A) the filing of a premerger notification report by WRI under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of the Form S-4, such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the Transactions and the other transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (C) a filing for a determination by the SEC or its Staff in the form of an order or a no-action letter that WRI will not be a holding company under Section 2(a)(7) of the 1935 Act for the purposes of the 1935 Act as a result of the Merger and the obtaining of such an order or no-action letter from the SEC or its Staff to such effect;
          (D) the approval of the Merger by the SEC under Section 9(a)(2) of the 1935 Act; (E) filings with, and the approvals of, or notices to, the KCC and the OCC, (F) in the case of NewCorp, the filing of the Certificate of Merger with the Secretary of State of the State of Oklahoma; (G) filings with, and approval of, the New York Stock Exchange ("NYSE") in connection with the listing of the NewCorp Stock;
          (H) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws; (I) such filings and approvals as may be required in connection with the transfer of WRI's municipal franchises with respect to the Gas Business; and (J) such filings and approvals as may be required by any other premerger notification, securities, corporate or other law, rule or regulation.

          (e) SEC and Other Documents.

               (1) WRI has made available to ONEOK a true and complete copy of each Form 10-K and Form 10-Q filed by WRI with the SEC since January 1, 1994 and prior to the date of this Agreement (the "WRI SEC Documents"). As of their respective dates, the WRI SEC Documents as they relate to the Gas Business complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such WRI SEC Documents, and none of the WRI SEC Documents as they relate to the Gas Business contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, for the applicable periods, not misleading.

               (2) The unaudited consolidated financial information of the Gas Business included as Exhibit B hereto for the three years ended December 31, 1995 and for the twelve-month period ended September 30, 1996 (the "Consolidated Financial Information of the Gas Business") were prepared, consistent with WRI's past practices, based upon the books and records of WRI, and fairly present, in all material respects, as they relate to the Assets of the Gas Business, the matters indicated therein. Section 4.2(e)(2) of the WRI Disclosure Schedule specifies all accounting principles utilized in connection with the preparation of the Consolidated Financial Information of the Gas Business which are not in conformity with GAAP. Except as disclosed in the WRI SEC Documents, there are no agreements, arrangements or understandings with respect to the Gas Business between WRI or the Transferred Subsidiaries and any party who is at the date of this Agreement or was at the time prior to the date hereof but after January 1, 1996 an Affiliate of WRI or the Transferred Subsidiaries that are required to be disclosed in the WRI SEC Documents.

               (3) WRI has delivered to ONEOK a true and correct copy of WRI's FERC Form 2 for the years ended December 31, 1995, December 31, 1994, and December 31, 1993, required to be filed with the OCC and KCC, which includes the appropriate Supplement containing certain financial information related to the gas utility business of WRI (the "Financial Information Statements"). The Financial Information Statements: (i) have been prepared, consistent with WRI's past practices, based upon the books and records of WRI (ii) fairly present, in all material respects, the matters indicated for the periods indicated therein, in conformity with the regulations of the OCC, KCC and the FERC (subject to normal recurring adjustments, none of which are material). WRI has also delivered to ONEOK the unaudited PP&E Schedules "Intangible Personal Property; Regulatory Assets; Miscellaneous Debits," and "Gas Pipelines and Plants," in each case relating to the gas utility business as of September 30, 1996 (together, the "PP&E Schedules"). The PP&E Schedules: (i) have been prepared consistent with WRI's past practices based on the books and records of WRI, and (ii) fairly present, in all material respects, the matters indicated, as of the date indicated (subject to normal recurring adjustments, none of which are material). The financial records, ledgers and subledgers, account books and other accounting records of WRI relating to the Gas Business have been maintained in accordance with good business practice and are current, complete, accurate and correct, except for normal month end adjustments, in all material respects.

               (4) The unaudited financial information of Westar and MCMC delivered to ONEOK were prepared consistent with WRI's past practices, based upon the books and records of WRI and the Transferred Subsidiaries, and fairly present, in all material respects, the matters indicated therein. Section 4.2(e)(4) of the WRI Disclosure Schedule specifies all accounting principles utilized in connection with the preparation of the financial information of Westar and MCMC which are not in conformity with GAAP.

          (f) Information Supplied. None of the information supplied or to be supplied by WRI or NewCorp for inclusion or incorporation by reference in the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act or at the Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and none of the information supplied or to be supplied by WRI or NewCorp and included or incorporated by reference in the Proxy Statement will, at the date mailed to the shareholders of ONEOK or at the time of the meeting of such shareholders to be held in connection with the Merger or at the Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Merger Effective Time any event with respect to the Gas Business, or with respect to other information supplied by WRI or NewCorp for inclusion in the Proxy Statement or the Form S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Form S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC.

          (g) Absence of Certain Changes or Events. Except (I) as disclosed in, or reflected in the financial statements included in, the WRI SEC Documents and/or Section 4.2(g) of the WRI Disclosure Schedule, (II) as contemplated by this Agreement, or (III) for transactions effected or actions taken by WRI or the Transferred Subsidiaries after the date of this Agreement without breaching the terms hereof in the case of clauses (iii) through (viii) below, since August 31, 1996, the Gas Business has been conducted in the ordinary course of business consistent with past practice, and since August 31, 1996 there has not been: (i) any event or events which, individually or in the aggregate have had or would have a Material Adverse Effect on the Gas Business, (ii) any amendment of any material term of any outstanding equity security or the respective certificates of incorporation or bylaws of Westar or MCMC; (iii) any non-cash dividend or distribution by Westar or MCMC or any repurchase, redemption or other acquisition by Westar or MCMC of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Westar or MCMC or any Significant Subsidiary of Westar or MCMC; (iv) any material change in any method of accounting or accounting practice by WRI relating to the Gas Business and the Transferred Subsidiaries; (v) any increase in the salaries or other compensation payable to any such officer or employee of WRI relating to the Gas Business or any of the Transferred Subsidiaries (except for normal increases in the ordinary course of business consistent with past practice) or any increase in, or addition to, other benefits to which any such officer or employee may be entitled (except as required by the terms of plans as in effect on the date of this Agreement or as required by law), (vi) any Material Adverse Change or threat of a Material Adverse Change in the relations of WRI relating to the Gas Business or the Transferred Subsidiaries with, or any loss or, to the knowledge of WRI, threat of loss of, any of the material suppliers or customers of the Gas Business or the Transferred Subsidiaries, except to the extent such loss does not and would not have a Material Adverse Effect on the Gas Business, (vii) any termination, cancellation or waiver of any contract or other right material to the operation of the Gas Business taken as a whole, except to the extent such termination, cancellation or waiver does not and would not have a Material Adverse Effect on the Gas Business, or (viii) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that does have or would have a Material Adverse Effect on the Gas Business.

          (h) No Undisclosed Material Liabilities. Except as disclosed in the WRI SEC Documents and/or Section 4.2(h) of the WRI Disclosure Schedule, to the knowledge of WRI, WRI with respect to the Gas Business and the Transferred Subsidiaries do not have any liabilities or obligations, including Environmental Claims, of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and whether or not required to be disclosed, nor are there any facts or circumstances of which WRI has or the Transferred Subsidiaries have knowledge that could result in obligations or liabilities of WRI, the Transferred Subsidiaries or any of their Affiliates, that have or would have a Material Adverse Effect on the Gas Business, other than: (i) liabilities adequately provided for in the Consolidated Financial Information of the Gas Business; and (ii) liabilities under this Agreement or the Ancillary Documents.

          (i) No Default. With respect to the Gas Business, neither WRI nor any of the Transferred Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) their respective charters, bylaws or other respective organizational documents, (ii) any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which WRI or any of the Transferred Subsidiaries is now a party or by which WRI or any of the Transferred Subsidiaries or any of their respective properties or assets may be bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to WRI or any of the Transferred Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate do not and would not have a Material Adverse Effect on the Gas Business.

          (j) Compliance with Applicable Laws. Except as specifically addressed in other representations in this Section 4.2 or as disclosed in, or reflected in the financial statements included in, the WRI SEC Documents, or as disclosed or reflected in the Consolidated Financial Information of WRI and/or as set forth in Section 4.2(j) of the WRI Disclosure Schedule, WRI and the Transferred Subsidiaries hold, and subject to the terms of this Agreement and the Ancillary Documents, will transfer, to the extent transferable, to NewCorp on or before the Closing, all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of the Gas Business (the "WRI Permits"), except where the failure so to hold does not and would not have a Material Adverse Effect on the Gas Business. Except as disclosed in, or reflected in the financial statements included in, the WRI SEC Documents, or as disclosed or reflected in the Consolidated Financial Information of WRI and/or as set forth in Section 4.2(j) of the WRI Disclosure Schedule, WRI and the Transferred Subsidiaries are in compliance with the terms of the WRI Permits, except where the failure so to comply does not and would not have a Material Adverse Effect on the Gas Business. Except as disclosed in the WRI SEC Documents as disclosed in, or reflected in the financial statements included in, the WRI SEC Documents, or as disclosed or reflected in the Consolidated Financial Information of WRI and/or as set forth in Section 4.2(j) of the WRI Disclosure Schedule, the Gas Business is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations which do not and would not have a Material Adverse Effect on the Gas Business. Except as disclosed in, or reflected in the financial statements included in, the WRI SEC Documents, or as disclosed or reflected in the Consolidated Financial Information of WRI and/or as set forth in Section 4.2(j) of the WRI Disclosure Schedule, neither WRI nor any of the Transferred Subsidiaries has been notified of any pending investigation or review by any Governmental Entity nor, to the knowledge of WRI or the Transferred Subsidiaries, is any investigation or review by any Governmental Entity with respect to WRI and/or any of the Transferred Subsidiaries, in each case, to the extent relating to the Gas Business, pending or, to the knowledge of WRI, threatened, other than those the outcome of which does not and is not reasonably likely to have a Material Adverse Effect on the Gas Business.

          (k) Litigation. Except as disclosed in the WRI SEC Documents and/or
Section 4.2(k) of the WRI Disclosure Schedule or otherwise within this Section 4.2, as of the date hereof, there is no suit, action or proceeding pending, or, to the knowledge of WRI or any of the Transferred Subsidiaries, threatened against or affecting WRI relating to the Gas Business or any of the Transferred Subsidiaries ("WRI Litigation"), at law or in equity, or before or by any federal or state commission board, bureau, agency or instrumentality, that, individually or in the aggregate, has had or would have a Material Adverse Effect on the Gas Business, and WRI and the Transferred Subsidiaries have no knowledge of any facts that are likely to give rise to any WRI Litigation, that (in any case) would have a Material Adverse Effect on the Gas Business, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against WRI or any of the Transferred Subsidiaries ("WRI Orders") that has or would have a Material Adverse Effect on the Gas Business or the ability of WRI to consummate the transactions contemplated by this Agreement or any of the Ancillary Documents.

          (l) Taxes. Except as, individually or in the aggregate, do not and would not have a Material Adverse Effect on the Gas Business:

               (1) WRI, NewCorp (as of the Closing) and each of the Transferred Subsidiaries has (A) timely (taking into account any extensions) filed all material federal, state, local and foreign Returns required to be filed or sent by or with respect to it in respect of any Taxes, (B) timely paid all Taxes that are shown to be due thereon, (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to results of operations, and (D) to the knowledge of WRI or any of the Transferred Subsidiaries timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

               (2) Section 4.2(l)(2) of the WRI Disclosure Schedule sets forth the last taxable period through which the Returns of WRI, NewCorp and each of the Transferred Subsidiaries have been examined by the IRS or otherwise closed. No material Tax audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes for which WRI, NewCorp, or any of the Transferred Subsidiaries could be liable, and except as provided for in the Consolidated Financial Information of the Gas Business, no material deficiency for any such Taxes has been proposed, asserted or assessed pursuant to such examination against WRI, NewCorp or any of the Transferred Subsidiaries by any Governmental Entity with respect to any period.

               (3) Neither WRI, NewCorp (as of the Closing) nor any of the Transferred Subsidiaries has executed or entered into with the IRS or any taxing authority (A) any agreement or other document extending or having the effect of extending the period for assessments or collection of any federal Income Taxes for which NewCorp or any of the Transferred Subsidiaries could be liable or (B) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state or local Tax law that relates to the assets or operations of NewCorp or any of the Transferred Subsidiaries or the Gas Business.

               (4) Neither NewCorp (as of the Closing) nor any of the Transferred Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by NewCorp or any of the Transferred Subsidiaries.

               (5) Except as set forth in the WRI SEC Documents, as of the Closing Date, neither NewCorp nor any of the Transferred Subsidiaries will be a party to, will be bound by or will have any obligation under any tax sharing agreement or similar agreement or arrangement.

               (6) Section 4.2(l)(6) of the WRI Disclosure Schedule sets forth a list of federal, state, local or foreign jurisdictions in which WRI, with respect to the Gas Business, or the Transferred Subsidiaries has paid any Taxes or filed any Returns during the past 3 years. No jurisdiction not listed on Section 4.2(l)(6) of the WRI Disclosure Schedule has made a claim, assertion or, to the knowledge of WRI and the Transferred Subsidiaries, threat that WRI, with respect to the Gas Business, or any of the Transferred Subsidiaries is subject to taxation in such jurisdiction.

               (7) For purposes of subsections (1) and (2) of Section 4.2(l), the use of the terms "Tax" or "Taxes" in conjunction with WRI shall refer only to (i) Taxes which are reported on a consolidated, combined or unitary basis with respect to a group that includes NewCorp or either of the Transferred Subsidiaries or (ii) Taxes which arise primarily out of or relate primarily to the Gas Business.

               (8) Except as disclosed in Section 4.2(l)(8) of the WRI Disclosure Schedule, as a result, directly or indirectly, of the Transactions or the other transactions contemplated by this Agreement (including without limitation, any terminations of employment prior to or following the Effective Time), NewCorp will not be obligated to make a payment (including without limitation any acceleration of vesting or payment) with respect to Continuing Employees or Retired Employees who are "disqualified individuals" that would be characterized as an "excess parachute payment" (as such terms are defined in Section 280G of the Code).

          (m) Employee Matters; ERISA.

               (1) Benefit Plans. Section 4.2(m)(1) of the WRI Disclosure Schedule contains a true and complete list, as of the date hereof, of each item described below, whether formal or informal, written or unwritten, legally binding or not, each of which have been or will be made available to ONEOK:

               a.   each material "employee benefit plan" within the meaning of
                    Section 3(3) of ERISA that is or was maintained or contributed to at any time during the six calendar year period immediately preceding the date hereof by WRI or any WRI Affiliate in which Continuing Employees or Retired Employees participate and each similar plan, program, policy or arrangement maintained for non-employee directors or other non-employees who have provided services to WRI or any WRI Affiliate;

               b. each material plan, program, policy, payroll practice or arrangement not listed in a. above that provides for bonuses, profit-sharing, incentive compensation, deferred compensation, equity-based compensation (including stock options or other stock purchases, restricted stock, stock appreciation rights, performance units and dividend equivalents), holiday pay, vacation pay, sick pay, dependent care benefits, flexible benefits (including any cafeteria plan governed by Section 125 of the Code), paid or unpaid leave (including sick leave, parental leave, military leave and bereavement leave), tuition assistance, relocation or any similar type of benefits, that has been adopted or implemented by WRI or any WRI Affiliate and in which Continuing Employees or Retired Employees participate (including any such plan, program, policy or arrangement that has been terminated before the date hereof); and

               c. each material employment contract, severance contract, parachute agreement, option agreement, stock appreciation right agreement, bonus or other incentive award agreement, deferred compensation agreement, supplemental benefit agreement, split dollar agreement or other personal service or benefit contract or arrangement with or covering a Continuing Employee or Retired Employee.

               (2) Contributions. All material contributions and other material payments required to have been made by WRI or any WRI Affiliate under
          Section 412 of the Code in respect of any WRI Pension Benefit Plan which covers Continuing Employees or Retired Employees or pursuant to the terms of any WRI Pension Benefit Plan which covers Continuing Employees or Retired Employees (or to any person pursuant to the terms thereof) have been timely made or will be timely made in accordance with Section 404(a)(6) of the Code.

               (3) Qualification; Compliance. The following representations apply to WRI Benefit Plans for which NewCorp may have joint and several liability or with respect to which assets are being transferred from the WRI Benefit Plans to plans established by NewCorp pursuant to the Employee Agreement.

               a. Each WRI Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code (1) currently meets all qualification requirements under the Code both in form and in operation, except any failure that can be corrected without material liability, and (2) has received a favorable determination letter from the IRS on its qualification or application for such a determination has been made prior to the expiration of the applicable remedial amendment period, and to the knowledge of WRI there are no circumstances existing likely to result in revocation of any such favorable determination letter.

               b. Each WRI Benefit Plan is and has been operated in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code, and all filings, disclosures and notices required have been timely made, except for violations that would not have a Material Adverse Effect on NewCorp. All amendments and actions required to bring each of the WRI Benefit Plans into conformity with all of the applicable provisions of ERISA and the Code and other applicable legal requirements have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Merger Effective Time and except for actions the failure of which to take would not have a Material Adverse Effect on NewCorp.

               c. To the knowledge of WRI, no individual or entity has engaged in any transaction in connection with which WRI or any WRI Affiliate, or any WRI Benefit Plan or any trust, trustee or administrator thereof, could be subject to liability pursuant to Section 409 or Section 502 of ERISA, or subject to an excise tax pursuant to Section 4975 of the Code, which could in either case have a Material Adverse Effect on NewCorp.

               d. Except for matters that would not have a Material Adverse Effect on NewCorp:

                    1. To the knowledge of WRI, no WRI Benefit Plan is subject to any ongoing audit, investigation or other administrative proceeding of the IRS, the Department of Labor or any other Governmental Entity or, to the knowledge of WRI, is scheduled to be subject to such an audit, investigation or proceeding; and

                    2. No WRI Benefit Plan is the subject of any pending application for administrative relief under any voluntary compliance program of any Governmental Entity (including, without limitation, the IRS' Voluntary Compliance Resolution Program or Walk-in Closing Agreement Program, or the Department of Labor's Delinquent Filer Voluntary Compliance Program).


               (4) Pension Benefit Plan; Liabilities. Except as disclosed in
          Section 4.2(m)(4) of the WRI Disclosure Schedule, with respect to the WRI Pension Benefit Plans, individually and in the aggregate, no termination or partial termination of any WRI Pension Benefit Plan has occurred and no event has occurred that would be reasonably expected to subject the Gas Business or NewCorp, by reason of joint and several liability, to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such plan or to the PBGC, or under any indemnity agreement to which WRI or any WRI Affiliate is a party), which liability could have a Material Adverse Effect on the Gas Business or NewCorp, by reason of joint and several liability (excluding liability for benefit claims and funding obligations payable in the ordinary course and liability for PBGC insurance premiums payable in the ordinary course).

               (5) Welfare Plans. To the knowledge of WRI, no circumstances exist that could subject WRI or any WRI Affiliate to an excise tax under Section 4976 of the Code that would have a Material Adverse Effect on the Gas Business or NewCorp by reason of joint and several liability.

               (6) Documents Made Available. WRI has made available to ONEOK, or will make available to ONEOK upon request, a true and correct copy of each collective bargaining agreement to which WRI or any WRI Affiliate is a party or under which WRI has obligations relating to the Gas Business or to NewCorp by reason of joint and several liability; and, with respect to each such WRI Benefit Plan relating to the Gas Business or to NewCorp by reason of joint and several liability, WRI has made available or will make available upon request to ONEOK a true and correct copy of each of the following, as applicable:

               a. the current plan document (including all amendments adopted since the most recent restatement) and its most recently prepared summary plan description and all summaries of material modifications prepared since the most recent summary plan description;

               b. annual reports or Code Section 6039D information returns (IRS Form 5500 Series), including financial statements, for the last two years;

               c. the most recent IRS determination letter or other opinion letter with respect to the qualified status under Code
                    Section 401(a) of such plan under Code Section 501 of the related trust;

               d.   actuarial reports or valuations for the last two years; and

               e. trust instruments and insurance contracts; any Form 5310 or Form 5330 filed with the IRS during the last six years.

               (7) Payments Resulting From Merger. Except as set forth on
          Section 4.2(m)(7) of the WRI Disclosure Schedule or as provided under any WRI Benefit Plan or any agreement described in Section 4.2(m)(1)c. above, the consummation or announcement of any transaction contemplated by this Agreement will not directly or indirectly (either alone or upon the occurrence of any additional or further acts or events) result in any:

               a. payment (whether of severance pay or otherwise) becoming due from WRI or any WRI Affiliate to any current or former officer, director, employee or independent contractor of WRI or any WRI Affiliate or to the trustee under any "rabbi trust" or other funding arrangement, which would reasonably be expected to result in liability to NewCorp; or

               b. benefit under any WRI Benefit Plan being established or increased or becoming accelerated, vested or payable, except for a payment or benefit that would have been payable under the same terms and conditions without regard to the transactions contemplated by this Agreement, which would reasonably be expected to result in liability to NewCorp.

               (8) Funded Status of Plans. Except as disclosed in Section 4.2(m)(8) of the WRI Disclosure Schedule, (A) each WRI Pension Benefit Plan has been maintained in compliance with the minimum funding standards of ERISA and the Code, (B) no WRI Pension Benefit Plan has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) and (C) all required payments to the PBGC with respect to each WRI Pension Benefit Plan have been made on or before their due dates in each case with respect to such WRI Pension Benefit Plans covering Continuing Employees or

          Retired Employees or which would reasonably be expected to result in liability to NewCorp. Except as disclosed in Section 4.2(m)(8) of the WRI Disclosure Schedule, neither WRI nor any of its Subsidiaries has provided, or is required to provide, security to any WRI Pension Benefit Plan pursuant to Section 401(a)(29) of the Code in each case with respect to such WRI Pension Benefit Plans covering Continuing Employees or Retired Employees or which would reasonably be expected to result in liability to NewCorp.

               (9) Multiemployer Plans. Except as disclosed in Section 4.2(m)(9) of the WRI Disclosure Schedule, no WRI Benefit Plan is a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA), a multiple employer plan described in Section 413(c) of the Code or a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA); and none of WRI or any WRI Affiliate is obligated to contribute to, has incurred or is expected to incur any withdrawal liability or has had any liability under Title IV of ERISA with respect to, or any liability in connection with the reorganization or termination of, any multiemployer plan, multiple employer plan, or multiple employer welfare arrangement which relates to the Gas Business or which would reasonably be expected to result in liability to NewCorp by reason of joint and several liability.

               (10) Modification or Termination of Plans. Except as disclosed in
          Section 4.2(m)(10) of the WRI Disclosure Schedule or as required pursuant to a collective bargaining agreement or as required to secure a favorable determination letter from the IRS, neither WRI nor any WRI Affiliate is subject to any legal obligation, or has any formal plan, to enter into any form of material compensation or employment agreement or to establish any employee benefit plan of any nature which would reasonably be expected to result in liability to NewCorp or in which Continuing Employees or Retired Employees may participate, including (without limitation) any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice or to modify or change any existing WRI Benefit Plan in which Continuing Employees or Retired Employees participate and, to the knowledge of WRI, there has been no communication to Continuing Employees or Retired Employees by WRI or any WRI Affiliate that would reasonably be expected to promise or guarantee such employees retiree health or life insurance benefits on a permanent basis.

               (11) Reportable Events; Claims. Except as disclosed in Section 4.2(m)(11) of the WRI Disclosure Schedule:

               a. No Reportable Event has occurred with respect to any WRI Pension Benefit Plan that would reasonably be expected to result in liability to NewCorp, and

               b. No liability, claim, action or litigation exists, has been made, commenced or, to the actual knowledge of WRI, threatened, by or against WRI or any WRI Affiliate with respect to any WRI Benefit Plan (other than for benefits or PBGC premiums payable in the ordinary course) that would reasonably be expected to result in liability to NewCorp, and

               c. The PBGC has not instituted proceedings to terminate any WRI Pension Benefit Plan, and, to the knowledge of WRI, no condition exists that presents a likely risk that such proceedings will be instituted.

          (n) Labor Matters. Except as set forth in Section 4.2(n) of the WRI Disclosure Schedule or the WRI SEC Documents, to the extent related to the Gas
Business:

               (1) Neither WRI nor any of the Transferred Subsidiaries is a party to, or bound by, any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no current union representation question involving employees of WRI relating to the Gas Business or any of the Transferred Subsidiaries, nor does WRI or the Transferred Subsidiaries have knowledge of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize or threaten to organize any such employees;

               (2) There is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against WRI relating to the Gas Business or any of the Transferred Subsidiaries pending, or, to the knowledge of WRI or any of the Transferred Subsidiaries, threatened, that would have a Material Adverse Effect on the Gas Business;

               (3) There is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of WRI or any of the Transferred Subsidiaries, threatened, against or involving WRI with respect to the Gas Business and/or any of the Transferred Subsidiaries that would have a Material Adverse Effect on the Gas Business; and

               (4) WRI and the Transferred Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that would not have a Material Adverse Effect on the Gas Business.

          (o) Intangible Property. WRI and the Transferred Subsidiaries possess or have adequate rights to use all trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the Gas Business, except where the failure to possess or have adequate rights to use such properties would not have a Material Adverse Effect on the Gas Business.

          (p) Environmental Matters.

               (1) Compliance.

               To the extent related to the Gas Business,

               a. To the actual knowledge of the executive officers of WRI and the officer or employee of WRI with responsibility for environmental matters, after due inquiry, except as set forth in the WRI SEC Documents or Section 4.2(p)(1)(a) of the WRI Disclosure Schedule, WRI and each of the Transferred Subsidiaries is in compliance with all applicable Environmental Laws, except where the failure to be so in compliance would not have a Material Adverse Effect on the Gas Business.

               b. To the actual knowledge of the executive officers of WRI and the officer or employee of WRI with responsibility for environmental matters, after due inquiry, except as set forth in the WRI SEC Documents or Section 4.2(p)(1)(b) of the WRI Disclosure Schedule, neither WRI nor any of the Transferred Subsidiaries have received any Environmental Claim from any person or Governmental Entity that alleges that WRI or any of the Transferred Subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not have a Material Adverse Effect on the Gas Business.

               c. Except as set forth in Section 4.2(p)(1)(c) of the WRI Disclosure Schedule, to the actual knowledge of the executive officers of WRI and the officer or employee of WRI with responsibility for environmental matters, after due inquiry, neither WRI nor any of the Transferred Subsidiaries has used any waste disposal site, or otherwise disposed of, transported, or arranged for the transportation of, any Hazardous Materials to any place or location, in violation of any Environmental Laws.

               (2) Environmental Permits. To the actual knowledge of the executive officers of WRI and the officer or employee of WRI with responsibility for environmental matters, after due inquiry, except as set forth in the WRI SEC Documents or Section 4.2(p)(2) of the WRI Disclosure Schedule, WRI with respect to the Gas Business has, and the Transferred Subsidiaries have, obtained or applied for all Environmental Permits necessary for the construction of their facilities and the operation of their respective businesses, as presently conducted, and for the use, storage, treatment, transportation, release, emission and disposal of raw materials, by-products, wastes and other substances used or produced by or otherwise relating to the Gas Business, and all such permits are in good standing and in all material respects in full force and effect or, where applicable, a renewal application has been timely filed, is pending and agency approval is expected to be obtained, and WRI, with respect to the Gas Business, is and the Transferred Subsidiaries are in compliance in all material respects with all terms and conditions of all such Environmental Permits and are not required to make any expenditure in order to obtain or renew any Environmental Permits necessary for the operation of the Gas Business, as presently conducted, except where the failure to obtain or be in compliance with such Environmental Permits and the requirement to make such expenditures would not have a Material Adverse Effect on the Gas Business.

               (3) Environmental Claims. To the actual knowledge of the executive officers of WRI and the officer or employee of WRI with responsibility for environmental matters, after due inquiry, except as set forth in the WRI SEC Documents or Section 4.2(p)(3) of the WRI Disclosure Schedule, there is no Environmental Claim pending or, to the actual knowledge of the executive officers of WRI and the officer or employee of WRI with responsibility for environmental matters, threatened

               a. against WRI relating to the Gas Business, or any of the Transferred Subsidiaries,

               b. against any person or entity whose liability for such Environmental Claim WRI in connection with the Gas Business or any of the Transferred Subsidiaries has retained or assumed either contractually or by operation of law, or

               c. against any real or personal property or operations that WRI, relating to the Gas Business, or any of the Transferred Subsidiaries owns, leases or manages, in whole or in part,

          that, in the case of a., b. or c., if adversely determined, would have a Material Adverse Effect on the Gas Business.

               (4) Releases. To the actual knowledge of the executive officers of WRI and the officer or employee of WRI with responsibility for environmental matters, after due inquiry, except as set forth in
          Section 4.2(p)(4) of the WRI Disclosure Schedule or the WRI SEC Documents, and except for Releases of Hazardous Materials the liability for which would not have a Material Adverse Effect on the Gas Business, with respect to the Gas Business, neither WRI, with respect to the Gas Business, nor any of the Transferred Subsidiaries has caused any Release of any Hazardous Materials at any place or property, including but not limited to, properties owned, leased or occupied by WRI or any of the Transferred Subsidiaries or any predecessor of WRI or any of the Transferred Subsidiaries, nor has it transported or arranged for the transportation of any Hazardous Materials to any place or property where a Release has occurred or allegedly has occurred, where such transportation or arrangement has had, or would have, a Material Adverse Effect on the Gas Business.

               (5) Underground Storage Tanks or Surface Impoundments. To the actual knowledge of the executive officers of WRI and the officer or employee of WRI with responsibility for environmental matters, after due inquiry, except as set forth in Section 4.2(p)(5) of the WRI Disclosure Schedule, with respect to the Gas Business, there are no underground storage tanks or surface impoundments at, on, under or within any of real property owned, leased or occupied by WRI or any of the Transferred Subsidiaries, or any portion thereof, other than those liabilities which would not have a Material Adverse Effect on the Gas Business.

          (q) Contracts and Certain Obligations.

               (1) Except as set forth in Section 4.2(q)(1) of WRI's Disclosure Schedule, neither WRI nor any of the Transferred Subsidiaries is a party to or bound by any Material Contract with respect to the Gas Business. Except as set forth in Section 4.2(q)(1) of the WRI Disclosure Schedule, all Material Contracts relating to the Gas Business are in full force and effect, and each of WRI and the Transferred Subsidiaries which is a party to or bound by such Material Contract has performed its obligations thereunder to date and, to the knowledge of WRI and the Transferred Subsidiaries, each other party thereto has performed its obligations thereunder to date, other than any failure of a Material Contract to be in full force and effect or any nonperformance thereof that would not have a Material Adverse Effect on the Gas Business.

               (2) With respect to the Gas Business, neither WRI nor any of the Transferred Subsidiaries engages in any natural gas or other futures or options trading or is a party to any price swaps, hedges, futures or similar instruments, except for transactions and agreements entered into or hedge contracts for the purchase or sale of hydrocarbons to which WRI with respect to the Gas Business or any of the Transferred Subsidiaries is a party which are commercially reasonable and in accordance with the general practices of other similarly situated companies in the industry.

               (3) With respect to the Gas Business, neither WRI nor any of the Transferred Subsidiaries have been given notice of any default under, or action to alter, terminate, rescind or procure a judicial reformation of, any material provisions of any Material Contract relating to the Gas Business.

               (4) (i) Section 4.2(q)(4)(i) of the WRI Disclosure Schedule sets forth a list of (a) all gas purchase contracts which are Material Contracts (b) all gathering, exchange and transportation contracts which are Material Contracts, and (c) all other contracts relating to Gas supply and transportation which are Material Contracts, in each case, to the extent WRI or any of the Transferred Subsidiaries is a party thereto and to the extent to which they relate to the Gas Business (collectively, the "WRI Gas Contracts") (ii) Except as set forth in Section 4.2(q)(4)(ii) of the WRI Disclosure Schedule, (a) all WRI Gas Contracts which relate to the Gas Business have been approved or reviewed by the KCC, to the extent such approval or review is required, (b) all costs under the WRI Gas Contracts which relate to the Gas Business are currently being passed through to the customers and (c) neither WRI nor any of the Transferred Subsidiaries has any reason to believe that (a) and (b) will not continue in the future.

          (r) Regulatory Proceedings. Except as set forth in the WRI SEC Documents or Section 4.2(r) of the WRI Disclosure Schedule and other than purchase gas adjustment provisions, no portion of the Gas Business in relation to which all or part of the rates or services are regulated by a Governmental Entity (i) has rates which have been or are being collected subject to refund, pending final resolution of any rate proceeding pending before a Governmental Entity or on appeal to the courts or (ii) is a party to any rate proceeding before a Governmental Entity or on appeal from orders of a Governmental Entity which could result in orders having a Material Adverse Effect on the Gas Business.

          (s) Regulation as a Utility.

               (1) WRI is an exempt Holding Company under Section 3(a) of the 1935 Act and as such is exempt from all provisions of the 1935 Act except Section 9(a)(2) thereof.

               (2) The Gas Business of WRI is regulated as a public utility in the States of Kansas and Oklahoma and in no other states. MCMC is a regulated utility in the State of Kansas.

          (t) Opinion of Financial Advisor. The Board of Directors of WRI has received the opinion of Salomon Brothers Inc ("Salomon") to the effect that, as of the date on which the Board of Directors of WRI approved this Agreement, the Transactions are fair to WRI from a financial point of view.

          (u) Title to Properties.

               (1) WRI with respect to the Gas Business and the Transferred Subsidiaries, individually or together, have good and sufficient title to all of the Assets that they purport to own, including all of the properties and assets reflected in the balance sheet as of September 30, 1996, included in the Consolidated Financial Information of the Gas Business and all properties and assets purchased or otherwise acquired since September 30, 1996. Such assets are sufficient to enable WRI with respect to the Gas Business and the Transferred Subsidiaries to conduct the Gas Business as currently conducted without material interference, and, at the Closing, will be free and clear of Liens, other than Permitted Liens. WRI, with respect to the Gas Business, and the Transferred Subsidiaries, individually or together, hold under valid lease agreements all real and personal properties which constitute part of the Assets or are reflected in the Consolidated Financial Information of the Gas Business as being held under capitalized leases and enjoy peaceful and undisturbed possession of such properties under such leases, other than any properties as to which such leases will have terminated in the ordinary course of business since the date of such financial information. Neither WRI, with respect to the Gas Business, nor any of the Transferred Subsidiaries, nor any of their predecessors has received any written notice of any adverse claim to the title to any properties owned by them or with respect to any lease under which any properties are held by them, other than any claims that, individually or in the aggregate, would not have a Material Adverse Effect on the Gas Business.

               (2) With respect to the Gas Business, neither WRI nor any of the Transferred Subsidiaries is in violation of the terms of any Easement except any such violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Gas Business. Except as would not have a Material Adverse Effect on the Gas Business, all Easements in favor of the Gas Business are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary thereunder for the operation of the Gas Business. Except as would not have a Material Adverse Effect on the Gas Business, to the knowledge of WRI, there are no spatial gaps in the Easements in favor of the Gas Business that would have a Material Adverse Effect on the Gas Business and all parts of the pipeline assets which constitute a portion of the Assets are located either on property which is owned in fee by WRI or the Transferred Subsidiaries or on property which is subject to an Easement in favor of WRI or a Transferred Subsidiary.

          (v) Condition of Assets. To the knowledge of WRI and the Transferred Subsidiaries, the buildings, plants, structures, and equipment of WRI relating to the Gas Business and the Transferred Subsidiaries are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

          (w) Accounts Receivable. All Accounts Receivable with respect to the Gas Business represent or will represent, as of the Closing, valid obligations arising from sales actually made or services actually performed in the ordinary course of business of WRI with respect Gas Business and of the Transferred Subsidiaries. Unless paid prior to the Closing, the Accounts Receivable relating to the Gas Business are or will be, as of the Closing, collectible, subject only to allowance for doubtful accounts, and calculated consistently with past practice. There is no contest, claim or right of set-off, under any contract or with any obligor of an Account Receivable relating to the Gas Business relating to the amount or validity of such Account Receivable which would have a Material Adverse Effect on the Gas Business.

          (x) Beneficial Ownership of ONEOK Common Stock. Neither WRI nor any of its Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) any of the outstanding ONEOK Common Stock or ONEOK Preferred Stock.

          (y) Brokers. Except for the fees and expenses payable to Salomon, which fees are reflected in its agreement with WRI and will be for the account of and paid by WRI and not by NewCorp, no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the negotiations leading to this Agreement or the consummation of the Transactions and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of WRI or any of the Transferred Subsidiaries.

          (z) Insurance. With respect to the Gas Business, WRI and the Transferred Subsidiaries maintain insurance coverage as is customary for the industry in which the Gas Business operates (taking into account the cost and availability of such insurance). All such insurance policies are with reputable insurance carriers. There are no claims pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or in respect of which such underwriters have reserved their rights, except for claims that would not have a Material Adverse Effect on the Gas Business. All premiums payable under all such policies have been paid and WRI and the Transferred Subsidiaries have otherwise complied fully with the terms and conditions of all such policies.

          (aa) Business of NewCorp. Prior to the Closing, NewCorp shall not have engaged in any business or incurred any liabilities, except as expressly contemplated by this Agreement.

          (ab) Intercompany Liabilities. Prior to the Closing, all liabilities of the Transferred Subsidiaries to WRI and its Subsidiaries shall have been discharged.

          (ac) Related Party Transactions. With respect to the Gas Business, there are no contracts, arrangements or transactions in effect between WRI or any of the Transferred Subsidiaries, on the one hand, and any officer, director or 5% stockholder of WRI, or any Affiliate or immediate family member of any of the foregoing persons, on the other hand, except as set forth in Section 4.2(ac) of the WRI Disclosure Schedule.

                                    ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

          5.1 Conduct of Gas Business Pending the Merger. During the period from the date of this Agreement and continuing until the Merger Effective Time, WRI agrees as to itself and the Transferred Subsidiaries that (except as expressly contemplated or permitted by this Agreement, as provided in Section 5.1 of the WRI Disclosure Schedule (each of which exceptions shall specifically identify the relevant subsection hereof to which it relates) or to the extent that ONEOK shall consent in writing, which consent will not be unreasonably withheld or delayed):

          (a) Ordinary Course. WRI and each of the Transferred Subsidiaries shall carry on the Gas Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, shall use all commercially reasonable efforts to preserve intact the present business organizations of the Gas Business, keep available the services of the current officers and employees of the Gas Business, and endeavor to preserve the relationships of the Gas Business with customers, suppliers, distributors, creditors, lessors, employees and business associates to the end that the goodwill and ongoing business of the Gas Business shall not be impaired in any material respect at the Merger Effective Time.

          (b) Changes in Stock. WRI shall not permit Westar or MCMC to (i) split, combine or reclassify any of the outstanding shares of capital stock of Westar or MCMC or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Westar or MCMC or pay or declare any dividends; or (ii) repurchase, redeem or otherwise acquire, any shares of the capital stock of Westar or MCMC.

          (c) Issuance of Securities. Except for the issuance of capital stock as contemplated by Article III hereof, NewCorp shall not issue, deliver, pledge, dispose of, encumber or sell, or authorize or propose to issue, deliver, pledge, dispose of, encumber or sell, any shares of its capital stock of any class, or other voting securities of NewCorp or any securities convertible into, or any rights, warrants or options to acquire, any such shares, or other voting securities or convertible securities.

          (d) No Acquisitions. Except as provided for in Article I of this Agreement, WRI shall not, and it shall not permit any of the Transferred Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof in the local natural gas distribution business in the States of Kansas, Missouri or Oklahoma which will form a part of the Assets with an aggregate book value of $6,500,000 or more.

          (e) No Dispositions. Other than dispositions in the ordinary course of business consistent with past practice that are not material to the Gas Business and other dispositions with an aggregate of inventory and equipment book value not to exceed $6,500,000, WRI shall not, and it shall not permit any of the Transferred Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of the Assets.

          (f) No Dissolution, Etc. Once organized, NewCorp shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of NewCorp.

          (g) Certain Employee Matters. Except as specified in Section 5.1(g) of the WRI Disclosure Schedule, as required by collective bargaining agreements, as may be required by applicable law or as expressly contemplated by this Agreement, including Section 5.1(c) hereof, WRI, with respect to employees of the Gas Business, shall not, nor shall it permit any of the Transferred Subsidiaries with respect to employees of the Gas Business, other than in the ordinary course of business that, in the aggregate, does not result in a material increase in benefits or compensation expense to the Gas Business, to:

               (1) amend, or increase the amount of (or accelerate the payment or vesting of) any benefit or amount payable under, any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy providing for compensation or benefits to any current or former officer or employee, and maintained by, contributed to or entered into by, WRI or any of the Transferred Subsidiaries with respect to employees of the Gas Business;

               (2) increase (or enter into any contract, agreement, commitment or arrangement to increase in any manner) the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any current or former officer or employee, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Gas Business;



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

               (3) adopt, establish or implement any plan, policy or other arrangement providing for any form of benefits or other compensation to any current or former officer or employee;

               (4) enter into or amend any employment agreement, severance agreement, or other contract, agreement or arrangement with any current or former officer or employee; or

               (5) pay or agree to pay any pension, retirement allowance or other benefit not required or contemplated by any of the existing WRI Benefit Plans as in effect on the date of this Agreement to any current or former officer or employee.

          (h) Leases; Capital Expenditures. With respect to the Gas Business, WRI shall not, nor shall WRI permit any of the Transferred Subsidiaries to, (i) except in the ordinary course of business, enter into any lease (whether such lease is an operating or capital lease) or (ii) incur Liens on the Assets, other than Permitted Liens, or (iii) make or commit to make capital expenditures outside the ordinary course of business or in excess of budgeted amounts previously disclosed to ONEOK, except to the extent necessary to meet applicable legal or regulatory requirements or to maintain the safety of the operations.

          (i) Affiliate Transactions. WRI shall not, nor shall it permit any of the Transferred Subsidiaries to, enter into any agreement or arrangement with respect to the Gas Business with any of their respective Affiliates (as such term is defined in Rule 405 under the Securities Act, an "Affiliate"), on terms materially less favorable to the Gas Business than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

          (j) Rate Matters. Except as required by statute, regulation or judicial rule or order, with respect solely to the Gas Business, WRI shall not, and shall not permit any of the Transferred Subsidiaries to, make any filing with any Governmental Entity regarding any changes in rates or charges (other than pass-through fuel and gas rates or charges under existing tariffs or rate schedules), standards of service, accounting, or the services provided by the Gas Business (or any amendment thereto).

          (k) Contracts. With respect to the Gas Business, WRI shall not, nor shall it permit any of the Transferred Subsidiaries to, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any Material Contract or agreement to which it or any of the Transferred Subsidiaries is a party or waive, release or assign any material rights or claims. With respect to the Gas Business, WRI shall not, nor shall it permit any of the Transferred Subsidiaries to, enter into any contract involving total consideration of $10,000,000 or more, with a term longer than one year which is not terminable by WRI or any such Transferred Subsidiary without penalty upon no more than 90 days' prior notice.


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

          (l) Insurance. WRI shall, and shall cause the Transferred Subsidiaries to, maintain with financially responsible insurance companies insurance with respect to the Gas Business, in such amounts and against such risks and losses as are consistent with the past practices of WRI.

          (m) Permits. WRI shall, and shall cause the Transferred Subsidiaries to, use reasonable efforts to maintain in effect all existing WRI Permits which are material to the operations of the Gas Business.

          (n) Tax Matters. WRI shall not and shall not permit any of the Transferred Subsidiaries to (i) make or rescind any material express or deemed election relating to Taxes with respect to the Gas Business, unless it is reasonably expected that such action will not adversely affect the Gas Business, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes with respect to the Gas Business, except where such settlement or compromise will not adversely affect the Gas Business, or (iii) change in any material respect any of the methods utilized by the Gas Business in reporting income or deductions for federal income tax purposes, except as may be required by applicable law or except for such changes that are reasonably expected not to adversely affect the Gas Business.

          (o) Discharge of Liabilities. With respect to the Gas Business, WRI shall not, nor shall it permit any of the Transferred Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Consolidated Financial Information of the Gas Business, or incurred in the ordinary course of business consistent with past practice.

          (p) Other Actions. WRI shall not, and shall not permit any of the Transferred Subsidiaries to, take or fail to take any other action which would reasonably be expected to prevent or materially impede, interfere with or delay the Merger or the Transactions or the other transactions contemplated by this Agreement, the Ancillary Documents, or the Transfer Documents.

          (q) Agreements. WRI shall not, nor shall it permit any of the Transferred Subsidiaries to, agree in writing or otherwise to take any action inconsistent with the foregoing.

          (r) Business of NewCorp. WRI shall not permit NewCorp to engage in any business or incur any liabilities or be a party to any contract or agreement, other than as contemplated by this Agreement or the Ancillary Documents.

          (s) Shareholder Agreement. At the Closing, WRI and NewCorp shall enter into the Shareholder Agreement, in the form attached hereto as Exhibit C (the "Shareholder Agreement").


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

          (t) Rights Agreement. WRI shall use best efforts to take or cause to be taken, all actions and to do or cause to be done, all things necessary to adopt the NewCorp Rights Agreement.

          (u) Material Information. With respect to the Gas Business, without limiting other obligations imposed by this Agreement, WRI will use best efforts to keep ONEOK informed of any material business developments of WRI and the Transferred Subsidiaries, including but not limited to significant Gas contracts, material acquisitions and dispositions.

          (v) Intercompany Liabilities. WRI will use best efforts to take or cause to be taken, all actions and to do or cause to be done, all things necessary to discharge any liabilities of the Transferred Subsidiaries to WRI or its other Subsidiaries prior to Closing.

          5.2 Certain Restrictions in Respect of ONEOK. During the period from the date of this Agreement and continuing until the Merger Effective Time, ONEOK agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, as provided in Section 5.2 of the ONEOK Disclosure Schedule (each of which exceptions shall specifically identify the relevant subsection hereof to which it relates) or to extent that WRI shall otherwise consent in writing):

          (a) Changes in Stock. ONEOK shall not (i) engage in any repurchase, recapitalization, restructuring, redemption, other acquisition or reorganization with respect to its capital stock, including, without limitation, by way of any extraordinary dividends on or other extraordinary distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of the outstanding shares of capital stock of ONEOK or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of ONEOK, or (iii) amend any material term or provision of the ONEOK Common Stock or ONEOK Preferred Stock. Notwithstanding the foregoing, ONEOK shall have the right to cause the ONEOK Preferred Stock to be redeemed or repurchased at any time prior to the Merger Effective Time pursuant to Section 5.2(d) hereof provided that the aggregate redemption or repurchase price shall not exceed the redemption price required to be paid under the ONEOK Certificate of Incorporation upon such redemption.

          (b) Governing Documents; Other Material Transactions. ONEOK shall not amend or propose to amend its articles of incorporation or bylaws, as amended through the date hereof. ONEOK shall not effect any transactions which if effected after Closing would constitute a "Change of Control" as defined in
Section 1.1 of the Shareholder Agreement. For any matter that is being presented to the Board of Directors of ONEOK, other than with respect to an Acquisition Proposal and the enforcement or interpretation by ONEOK of its rights under the Agreement or the Ancillary Documents, ONEOK shall (i) provide written notice to WRI 10 days prior to the time of such presentation or, if not possible, at the same time that the Board of Directors will receive such notice and (ii) deliver to WRI any written materials to be provided to the Board of Directors of ONEOK at the same time they are provided to the members of the Board of Directors of ONEOK relating thereto and, if not possible, prior to the applicable meeting of the Board of Directors.


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

          (c) Other Actions. ONEOK shall not, and shall not permit any of its Subsidiaries to, take or fail to take any other action which would reasonably be expected to prevent or materially impede, interfere with or delay the Transactions or the other transactions contemplated hereby or by the Ancillary Documents.

          (d) Rights; Redemption of Capital Stock. ONEOK shall (i) cause the rights contemplated by the ONEOK Rights Agreement to be redeemed prior to the Merger Effective Time and (ii) repurchase or redeem all of the outstanding shares of the ONEOK Preferred Stock with the result that the holders of the ONEOK Preferred Stock will not have the right to vote on the Merger.

          (e) Material Information. Without limiting other obligations imposed by this Agreement, ONEOK will use its best efforts to keep WRI informed of any material business developments, including but not limited to significant Gas contracts, material acquisitions and dispositions.

          (f) Other Agreements. Prior to Closing, ONEOK and its Subsidiaries will use their best efforts, take or cause to be taken all actions and do or cause to be done all things necessary, to enter into the Shared Services Agreement and the Marketing Agreement.

          (g) Agreements. ONEOK shall not agree, nor shall it permit any of its Subsidiaries to agree, in writing or otherwise to take any action inconsistent with the foregoing.

          (h) Stock Options. ONEOK will not issue any ONEOK Options.

          (i) ONEOK shall not issue any equity securities except in connection with the acquisition, by merger or otherwise, of any third party or the assets of any third party.

          5.3 No Solicitation.

          (a) From and after the date hereof, ONEOK will not, and will not authorize or permit any of its officers, directors, employees, investment bankers, attorney or agents and other representatives or those of any of its Subsidiaries (collectively, "ONEOK Representatives") to, directly or indirectly, solicit, initiate or encourage (including by way of providing information to any prospective buyer) the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as hereinafter defined) from any person or engage in any discussions or negotiations or providing any non-public information or data with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any effort or attempt to make or implement, any such proposal; provided, however, that, notwithstanding any other provision of this Agreement, (i) ONEOK's Board of Directors may take and disclose to ONEOK's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, and (ii) prior to approval of this Agreement by ONEOK's stockholders and following receipt from a third party (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with ONEOK or any ONEOK Representatives) of an unsolicited bona fide Acquisition Proposal, (x) ONEOK may engage in discussions or negotiations with such third party and/or may furnish such third party information concerning ONEOK and its business, properties and assets if such third party executes a confidentiality agreement in favor of ONEOK and (y) the Board of Directors of ONEOK may withdraw, modify or not make its recommendation referred to in Section 6.5. In the event ONEOK or the Board of Directors of ONEOK takes any of the actions specified in clauses (x) or (y) of the immediately preceding sentence, WRI shall be notified of the taking of such action contemporaneously with the taking of such action and the provisions of Section 6.19 shall thereupon terminate without any further action on the part of WRI or ONEOK.



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

          (b) ONEOK shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by ONEOK or any ONEOK Representatives with respect to any Acquisition Proposal existing on the date hereof.

          (c) As used in this Agreement, "Acquisition Proposal" means any proposal or offer, other than the Merger, for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving ONEOK or any proposal to acquire in any manner a substantial equity interest in, or any substantial portion of, the assets of ONEOK.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

          6.1 Preparation of Form S-4 and the Proxy Statement. As promptly as practicable after the date hereof, ONEOK shall prepare and file with the SEC the Proxy Statement and WRI shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. WRI shall use its best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after filing. ONEOK shall use its best efforts to cause the Proxy Statement to be mailed to the shareholders of ONEOK at the earliest practicable date. WRI shall use its best efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of NewCorp Common Stock and, if applicable, NewCorp Preferred Stock, Series A and NewCorp Preferred Stock, Series B ("NewCorp Preferred Stock"), in the Merger and shall furnish all information concerning ONEOK and the holders of ONEOK Common Stock as may be reasonably requested in connection with obtaining such permits, approvals and registrations. ONEOK shall bear 55% and WRI shall bear 45% of the final cost of preparing and filing the Form S-4 and requisite financial statements filed with the Form S-4 and all other filings required to be made under the Securities Act and the Exchange Act, including, without limitation, the Consolidated Financial Information of the Gas Business. Upon the consummation of the Merger, the Surviving Corporation shall reimburse WRI in full for that portion of the expenses borne by WRI as contemplated by this Section 6.1 (other than the fees and expenses of counsel and fees and expenses payable to financial advisors).

          6.2 Letter of ONEOK's Accountants. ONEOK shall use its best efforts to cause to be delivered to NewCorp a letter of KPMG Peat Marwick, L.L.P., ONEOK's public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to WRI and ONEOK, in form and substance reasonably satisfactory to WRI and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to Form S-4.



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

          6.3 Letter of WRI's Accountants. WRI shall use its best efforts to cause to be delivered to ONEOK a letter of Arthur Andersen, L.L.P., WRI's public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to ONEOK and WRI, in form and substance reasonably satisfactory to ONEOK and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          6.4 Access to Information. Upon reasonable notice, and in all events to the extent reasonably related to the Transactions and the other transactions contemplated by this Agreement and the Ancillary Documents, WRI and ONEOK shall each (and WRI shall cause the Transferred Subsidiaries and ONEOK shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Merger Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of WRI and ONEOK shall (and WRI shall cause the Transferred Subsidiaries and ONEOK shall cause its Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of WRI and ONEOK agrees that it will not and will cause its respective representatives not to, use any information obtained pursuant to this Section 6.4 for any purpose unrelated to the consummation of the Transactions and the other transactions contemplated by this Agreement and the Ancillary Documents. The Confidentiality Agreement dated June 17, 1996 between WRI and ONEOK (the "Confidentiality Agreement") shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

          6.5 ONEOK Stockholders' Meeting. ONEOK shall (i) call a meeting of its common stockholders (the "ONEOK Stockholders' Meeting") to be held as promptly as possible after the date hereof for the purpose of voting upon this Agreement and the Merger, (ii) through its Board of Directors, recommend to its stockholders approval of such matters and, subject to the provisions of Section 5.3, not rescind such recommendation, (iii) use its best efforts to obtain approval and adoption of this Agreement and the Merger by its common stockholders, and (iv) use all reasonable efforts to hold such meeting as soon as practicable after the date upon which the Form S-4 becomes effective, provided, however, that nothing herein obligates ONEOK to take any action that would cause its Board of Directors to act inconsistently with their fiduciary duties as determined by the Board of Directors of ONEOK in good faith. The ONEOK Stockholders' Meeting shall be held on such date as soon as practicable after the date upon which the Form S-4 becomes effective as ONEOK and WRI shall mutually determine.

          6.6 Regulatory and Other Approvals.

          (a) HSR Act. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by their respective "ultimate parent" within the meaning of the HSR Act companies under the HSR Act and the rules and regulations promulgated thereunder with respect to the Transactions and the other transactions contemplated hereby and by the Ancillary Documents. Such parties will use all commercially reasonable efforts to make such filing promptly and to respond on a timely basis to any requests for additional information made by either of such agencies.

          (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity required to be obtained or made by ONEOK, WRI or any of their respective Subsidiaries in connection with the Transactions and the other transactions contemplated by the Ancillary Documents and hereby or the taking of any action contemplated thereby or by this Agreement, including without limitation the ONEOK Required approvals and the WRI Required Approvals. Each party shall have the right to review and approve in advance (such approvals not to be unreasonably withheld based upon the economic benefits expected to be realized by such party from the Transactions and the other transactions contemplated by the Ancillary Documents and this Agreement) all applications for approvals to be filed by the other party. Each party shall consult with the other with respect to the obtaining of all such necessary or advisable permits, consents, approvals and authorizations of Governmental Authorities.

          (c) Other Approvals. Each party hereto will, and will cause its Subsidiaries to, take all commercially reasonable actions necessary to obtain (and will cooperate with each other in obtaining) all ONEOK Required Consents and all WRI Required Consents, as the case may be.

          6.7 Authorization for Shares and Stock Exchange Listing. Prior to the Merger Effective Time, WRI shall have caused NewCorp to take all action necessary to permit it to issue the number of shares of NewCorp Common Stock required to be issued pursuant to Sections 3.1 and 3.2. Prior to the Closing Date, WRI shall cause NewCorp to take all reasonable efforts to cause the shares of NewCorp Common Stock and NewCorp Preferred Stock to be issued in the Merger and the shares of NewCorp Common Stock to be reserved for issuance upon exercise of the ONEOK Options assumed by NewCorp pursuant to Section 6.8 and issuances under the ONEOK Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance.

          6.8 Stock Options. (a) At the Merger Effective Time, each outstanding ONEOK Option, whether vested or unvested, shall be assumed by NewCorp. Each such option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under each ONEOK Option, a number of shares of NewCorp Common Stock equal to the number of shares of ONEOK Common Stock as the holder of such ONEOK Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Merger Effective Time, at a price per share equal to (y) the aggregate exercise price for ONEOK Common Stock otherwise purchasable pursuant to such ONEOK Option, divided by (z) the number of full shares of NewCorp Common Stock deemed purchasable pursuant to such ONEOK Option. In no event shall NewCorp be required to issue fractional shares of NewCorp Common Stock. In the case of any option which is an "incentive stock option" (as defined in Section 422 of the Code), the adjustments made pursuant to this subsection shall be and are intended to be effected in a manner which is consistent with the requirements of Section 424(a) of the Code.

          (b) As soon as practicable after the Merger Effective Time, NewCorp shall file with the SEC a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of NewCorp Common Stock subject to the ONEOK Options assumed in accordance with this Section 6.8 and shall use all commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the ONEOK Options remain outstanding.

          6.9 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the Transactions and the other transactions contemplated hereby and by the Ancillary Documents or seeks damages in connection therewith, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto.

          6.10 Public Announcements. WRI and ONEOK will consult with each other before issuing any press release or otherwise making any public statements with respect to the Transactions and the other transactions contemplated by this Agreement and the Ancillary Documents, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system.

          6.11 Other Actions. Except as contemplated by this Agreement, neither WRI nor ONEOK shall, and none of them shall permit any of their respective Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Merger set forth in Article VII not being satisfied, in each case as of the Closing Date.

          6.12 Advice of Changes; SEC Filings. WRI and ONEOK shall confer on a regular basis with each other, report on operational matters and promptly advise each other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on the Gas Business or ONEOK, as the case may be. ONEOK and WRI shall promptly provide each other (or their respective counsel) copies of all filings made by such party with the SEC or any other Governmental Entity in connection with this Agreement and the Transactions and the other transactions contemplated hereby and by the Ancillary Documents.

          6.13 Reorganization. It is the intention of the parties hereto that the Merger will qualify as a reorganization described in Section 368(a) of the Code (and any comparable provisions of applicable state law) and the Asset Transaction will qualify as a transfer described in Section 351 of the Code (and any comparable provisions of applicable state law) and the parties will so characterize the Merger and the Asset Transaction for the purpose of all Returns and other filings. None of WRI, ONEOK nor NewCorp (nor any of their respective Subsidiaries) will take or omit to take any action (whether before, on or after the Closing Date) that would cause the Merger or the Asset Transaction not to be so treated.



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

          6.14 Disclosure Schedules. The ONEOK Disclosure Schedule and the WRI Disclosure Schedule (collectively, the "Disclosure Schedules") are an integral part of this Agreement and shall modify or otherwise affect the respective warranties, covenants or agreements of the parties hereto contained in this Agreement.

          6.15 Preparation and Filing of Returns; Payment of Taxes. (a) WRI shall include Westar and MCMC for all taxable periods of Westar and MCMC ending on or before the Closing Date in any consolidated, combined or unitary Income Tax Returns for which they are eligible to do so. WRI shall cause to be timely prepared and filed all such consolidated, combined or unitary Returns. NewCorp agrees to cooperate with WRI and its Affiliates in the preparation of the portions of such Returns pertaining to Westar and MCMC. For purposes of this
Section 6.15(a), WRI shall treat (and shall cause Westar and MCMC to treat) the Closing Date as the last date of the taxable period of Westar and MCMC in which they shall be included in such Returns. WRI shall cause to be timely paid all Taxes to which such Returns relate for all periods covered by such Returns.

          (b) WRI shall cause to be timely prepared and filed all required Income Tax Returns of Westar and MCMC (other than those to be filed by WRI pursuant to paragraph (a) of this Section 6.15) for any period which ends on or before the Closing Date for which Income Tax Returns have not been filed as of the Closing Date. WRI shall pay all Taxes to which such Returns relate for all periods covered by such Returns (after taking into account any estimated Taxes paid prior to the Closing).

          (c) NewCorp shall cause to be timely prepared and filed, subject to review by WRI, all required Income Tax Returns of NewCorp, Westar and MCMC for any period which begins before and ends after the Closing Date (a "Straddle Period") and shall cause to be paid all Taxes with respect to the Returns to be caused to be filed by NewCorp pursuant to this Section 6.15(c). Such Taxes to be caused to be paid by NewCorp, to the extent attributable to the portion of a Straddle Period ending on the Closing Date, shall be referred to herein as "Pre-Closing Straddle Period Income Taxes." Except to the extent taken into account as a Current Liability in the calculation of the Closing Working Capital, WRI shall pay to NewCorp an amount equal to the Pre-Closing Straddle Period Income Taxes due with respect to any such Returns caused to be filed by NewCorp (after taking into account any estimated Taxes paid prior to the Closing). Such Pre-Closing Straddle Period Income Taxes shall be calculated as though the taxable year of NewCorp, Westar and MCMC terminated at the close of business on the Closing Date; provided, however, that, in the case of a franchise Tax not based on income, sales, receipts, or other transactions, Pre-Closing Straddle Period Income Taxes shall be equal to the amount of franchise Tax for the taxable year which would have been imposed if such Tax were determined based on the assets and liabilities of NewCorp, Westar and MCMC (as applicable) as of the Closing, multiplied by a fraction, the numerator of which shall be the number of days from the beginning of the taxable year through the Closing Date and the denominator of which shall be the number of days in the taxable year. Any amounts owed by WRI to NewCorp pursuant to this Section 6.15(c) shall be paid by WRI within five days of NewCorp's request therefor or five days prior to the date on which NewCorp is required to cause to be paid the related Tax liability, whichever is later.



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

          (d) To the extent permitted by applicable Law, all Returns prepared pursuant to this Section 6.15 shall be prepared in all material respects, and all elections with respect to such Returns shall be made, consistent with prior practice with respect to Westar and MCMC, except as may be mutually agreed by NewCorp and WRI.

          (e) NewCorp shall, with the assistance of WRI, prepare and file or cause to be prepared and filed all Returns with respect to Taxes described in
Section 1.8.

          6.16 Access to Information. From and after the Closing:

          (a) WRI and each of its Affiliates shall grant to the Surviving Corporation (or its designees) access at all reasonable times to all of the information, books and records relating to the Surviving Corporation and its Subsidiaries within the possession of WRI or any of its Affiliates (including work papers and correspondence with taxing authorities), shall afford to the Surviving Corporation (or its designees) the right (at the Surviving Corporation's expense) to take extracts therefrom and to make copies thereof, and shall render other reasonable assistance, to the extent reasonably necessary to permit the Surviving Corporation or any of its Affiliates (or its designees) to prepare Returns, to conduct negotiations with Tax authorities, to fulfill an obligation to any Governmental Authority imposed by law, regulation or order and to implement the provisions of, or to investigate or defend any claims between the parties arising under, this Agreement.

          (b) The Surviving Corporation shall grant or cause its Subsidiaries to grant to WRI or any of its Affiliates (or its designees) access at all reasonable times to all of the information, books and records relating to the Gas Business within the possession of the Surviving Corporation, or its Subsidiaries (including work papers and correspondence with taxing authorities), shall afford to WRI (or its designees) the right (at WRI's expense) to take extracts therefrom and to make copies thereof, and shall render other reasonable assistance, to the extent reasonably necessary to permit WRI (or its designees) to prepare Returns, to conduct negotiations with Tax authorities, to fulfill an obligation to any Governmental Authority imposed by law, regulation or order and to implement the provisions of, or to investigate or defend any claims between the parties arising under, this Agreement or otherwise.

          (c) Each of the parties hereto will preserve and retain all schedules, work papers and other documents relating to any Returns of or with respect to the Gas Business or to any claims, audits or other proceedings affecting the Gas Business until the expiration of the statute of limitations (including extensions) applicable to the taxable period to which such documents relate or until the final determination of any controversy with respect to such taxable period, and until the final determination of any payments that may be required with respect to such taxable period under this Agreement.



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

          (d) Notwithstanding the foregoing provisions of this Section, neither the Surviving Corporation nor WRI shall be required to grant or cause to be granted to the other access to information, books and records or to furnish extracts or copies thereof if such information, books and records also include information regarding such party or any of its Affiliates unrelated to the Gas Business. In such circumstances, such party shall either (i) provide appropriately detailed summaries of the information contained therein, or (ii) in providing extracts or copies thereof, redact the information relating to such party or its Affiliates unrelated to the Gas Business.

          (e) The information received by a party pursuant to this Section shall be treated as if it were "Evaluation Material," and the receiving party hereunder were the receiving party, under the Confidentiality Agreement.

          6.17 Non-Competition. (a) In order to induce ONEOK to enter into this Agreement, WRI covenants and agrees that from the Closing Date until the fifth
(5th) anniversary of the Closing Date, it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly,

               (i) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing, of, or be connected as a partner, principal, agent, representative, consultant or otherwise with, or use or permit its name to be used in connection with, any local natural gas distribution business or enterprise in the States of Kansas, Oklahoma, or Missouri; or

               (ii) solicit any contracts or business relationships involving local natural gas distribution in the States of Kansas, Oklahoma, or Missouri.

          Notwithstanding the foregoing, nothing in this Section 6.17 shall prohibit WRI or its Subsidiaries from: (A) acquiring and retaining any entity which engages (at the time of such acquisition or thereafter) in one or more business(es) which compete(s) with the Surviving Corporation in the business of local natural gas distribution in the States of Kansas, Oklahoma and/or Missouri, provided that the assets of such competing business(es) do not constitute more than 20% of the consolidated assets of such acquired entity at the time of such acquisition (or thereafter, during the term of this Agreement); or (B) acquiring, in the aggregate, "beneficial ownership" (as defined under the Exchange Act) of not more than 20% of any class of publicly-traded equity securities or any profit or loss interest in any publicly-held entity which competes with the Surviving Corporation in the business of local natural gas distribution, in the States of Kansas, Oklahoma and/or Missouri.

          (b) If any part of the restrictions set forth in Section 6.17(a) should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restriction shall not thereby be adversely affected and shall be enforced to the full extent permitted by law. If any of such restrictions are deemed to be unreasonable by a court of competent jurisdiction, then WRI shall submit to the reduction or modification thereof as said court deems reasonable.



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

          (c) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Section 6.17, Section 6.18 or Section 6.20 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          6.18 Use of Name. From and after the Closing, neither WRI nor any of its Subsidiaries shall use the name "Mid Continent Market Center," or any similar name.

          6.19 Standstill. WRI agrees that, for the period from the date hereof through the Closing, except as expressly contemplated by the Asset Transaction or as permitted by this Agreement, including without limitation Section 5.2(b) hereof, it shall not, and shall not permit any of its Subsidiaries to, (a) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities or property of ONEOK or any of its Subsidiaries,
(b) except at the specific written request of ONEOK, propose to enter into, directly or indirectly, any merger or business combination involving ONEOK or any of its Subsidiaries or to purchase, directly or indirectly, a material portion of the assets of ONEOK or any of its Subsidiaries, (c) make, or in any way participate, directly or indirectly, in any "solicitation" or "proxies" (as such terms are used in the proxy rules of the SEC) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of ONEOK or any of its Subsidiaries, (d) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting security of ONEOK or any of its Subsidiaries, (e) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of ONEOK, (f) disclose any intention, plan or arrangement inconsistent with the foregoing or (g) advise, assist or encourage any other persons in connection with any of the foregoing. WRI also agrees during such period not to (i) request ONEOK (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this Section 6.19 (including this sentence), or (ii) take any action which might require ONEOK to make a public announcement regarding the possibility of a business combination or merger.

          6.20 Further Assurances. Subject to the terms and conditions of this Agreement, each of ONEOK and WRI shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions and the other transactions contemplated by this Agreement, including the satisfaction of the conditions specified in Article VII of this Agreement. In case at any time after the Merger Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all necessary actions to the extent not inconsistent with their other duties and obligations or applicable law.



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

          6.21 Insurance. To the extent reasonably requested by the Surviving Corporation, at the direction and expense of the Surviving Corporation, WRI will assist the Surviving Corporation in pursuing any claims under insurance policies relating to the Gas Business and enforcing any claims or rights under such policies.

          6.22 Schedules. (a) Notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge and agree that the Schedules hereto and the Schedules to the Exhibits hereto will be delivered and attached to this Agreement and to the applicable Exhibits within 30 days after the date hereof. In addition, the parties hereto may from time to time within such 30-day period, update Schedules to this Agreement and to the Exhibits hereto delivered on the date hereof. Upon the delivery of such Schedules and such updates to the parties hereto, such Schedules and such updates shall be deemed the Schedules of this Agreement and of the Exhibits hereto for all purposes of this Agreement.

          (b) Notwithstanding anything to the contrary in this Agreement, to the extent any representation or warranty specified in this Agreement refers to, or is modified by, a Schedule which is to be delivered after the date hereof pursuant to Section 6.22(a), such representation and warranty shall be deemed made, and first made, as of the date of the delivery of the applicable Schedules pursuant to Section 6.22(a) (it being understood and agreed that any representation or warranty, or any portion of any representation or warranty, which does not refer to, or is not modified by, such Schedules shall be deemed made as of the date hereof).

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

          7.1 Conditions to Each Party's Obligation to Effect the Transactions. The respective obligation of each party to consummate the Transactions and the other transactions contemplated hereby and by the Ancillary Documents shall be subject to satisfaction prior to the Closing Date of the following conditions:

          (a) ONEOK Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding votes of ONEOK Common Stock.

          (b) NYSE Listing. The shares of NewCorp Common Stock issuable to ONEOK shareholders pursuant to this Agreement and such other shares of NewCorp Common Stock required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

          (c) Other Approvals. The waiting period applicable to the consummation of the Transactions and the other transactions contemplated by the Transfer Documents, this Agreement and the Ancillary Documents shall have expired or been terminated and all filings required to be made prior to the relevant Merger Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the relevant Merger Effective Time from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Transactions and the other transactions contemplated hereby and by the Ancillary Documents by ONEOK, WRI and NewCorp shall have been made or obtained (as the case may be), except for such consents, approvals, permits and authorizations the failure of which to be obtained would not, in the aggregate, be reasonably likely to result in a Material Adverse Effect on ONEOK or the Gas Business or to materially adversely affect the consummation of the Transactions and the other transactions contemplated hereby and by the Ancillary Documents or the economic and strategic benefits to be achieved by the party invoking these conditions, and no such consent, approval, permit or authorization shall impose terms or conditions that would have, or would be reasonably likely to have, a Material Adverse Effect on ONEOK or the Gas Business.



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

          (d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, no order of any Governmental Entity having jurisdiction over ONEOK, WRI or the Gas Business, and no other legal restraint or prohibition shall be in effect (an "Injunction") preventing or making illegal the consummation of the Transactions or the other transactions contemplated hereby and by the Ancillary Documents; provided, however, that prior to any party invoking this condition, such party shall have complied fully with its obligations under Sections 6.6 and 6.20.

          (f) Other Agreements. WRI and ONEOK shall have entered into a Shared Services Agreement (the "Shared Services Agreement") relating to functions and services where synergies can be achieved between the parties to avoid unnecessary duplication of expenses and a Marketing Agreement (the "Marketing Agreement") in form, scope and substance reasonably satisfactory to WRI and ONEOK.

          (g) The Shareholder Agreement shall be executed and delivered by the parties thereto.

          (h) Schedules. On the date of the delivery of the Schedules to this Agreement pursuant to Section 6.22(a), such Schedules shall be reasonably satisfactory to WRI and ONEOK; provided, however, that any matters disclosed in the ONEOK SEC Documents or the WRI SEC Documents shall be deemed reasonably satisfactory, and the Schedules or updates thereto delivered by each party shall be deemed reasonably satisfactory to the other party unless the Schedules or updates thereto delivered by a party hereto disclose matters which, in the aggregate, are materially inconsistent with the other party's good faith expectation on the date hereof with regard to the business, operations and prospects of ONEOK or the Gas Business, as applicable.

          (i) 1935 Act. Receipt of and order of the SEC under Section 9(a)(2) of the 1935 Act authorizing the Merger and receipt of an order or no-action letter from the SEC or its Staff that WRI will not be a holding company under Section 2(a)(7) of the 1935 Act and that NewCorp will not be a subsidiary company under
Section 2(a)(8) of the 1935 Act for the purposes of the 1935 Act as a result of the Merger, in each case, not materially impairing the economic and strategic benefits of the Transactions and the other transactions contemplated by this Agreement to WRI or ONEOK.



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

          7.2 Conditions of Obligations of WRI. The obligations of WRI to consummate the Transactions and the other transactions contemplated hereby and by the Ancillary Documents is subject to the of the following conditions, any or all of which may be waived in whole or in part by WRI.

          (a) Representations and Warranties. Each of the representations and warranties of ONEOK set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement or the date of delivery of the Schedules or updates thereto and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in Section 4.1 hereof) could not reasonably be expected to have a Material Adverse Effect on ONEOK or as otherwise contemplated by this Agreement, and WRI shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of ONEOK to such effect.

          (b) Performance of Obligations of ONEOK. ONEOK shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and WRI shall have received a certificate signed on behalf of ONEOK by the Chief Executive Officer and the Chief Financial Officer of ONEOK to such effect.

          (c) Tax Opinion. WRI shall have received (x) either (i) an opinion of Sullivan & Cromwell, counsel to WRI, in form and substance reasonably satisfactory to WRI, dated the Closing Date, or (ii) a private letter ruling from the IRS, in each case to the effect that, if the Asset Transaction is consummated in accordance with the terms of this Agreement the Asset Transaction will be treated for federal Income Tax purposes as a transfer described in
Section 351 of the Code and (y) the opinion of Fried, Frank, Harris, Shriver & Jacobson delivered to ONEOK pursuant to Section 7.3(c), to the effect that, if the Merger is consummated in accordance with the terms of this Agreement, the Merger will be treated for federal Income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Sullivan & Cromwell may receive and rely upon appropriate representations of fact, including facts contained in certificates of WRI and ONEOK, which representations are in form and substance reasonably satisfactory to such counsel.

          (d) Required Consents. The ONEOK Required Consents and the WRI Required Consents shall have been obtained, except for such ONEOK Required Consents or WRI Required Consents the failure of which to be obtained would not have a Material Adverse Effect on ONEOK or WRI, as the case may be.

          (e) KCC Order. The KCC Order shall be in such form and substance and shall cover such matters as shall be reasonably satisfactory to WRI.



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

          (f) Pooling of Interests. WRI shall have received a letter from Arthur Andersen, L.L.P., its independent public accountants (based on consultation with the office of the Chief Accountant of the SEC) stating that, as a result of the consummation of the Transactions and the other transactions contemplated by this Agreement, WRI shall not be precluded from accounting for any potential business combination between WRI and Kansas City Power & Light Company as a "pooling of interests" as defined by Accounting Principles Bulletin No. 16 (APB 16) regarding Accounting for Business Combinations and SEC or SEC Staff interpretations thereunder.

          (g) OCC Order. The OCC Order shall be in such form and substance and shall cover such matters as shall be reasonably satisfactory to WRI.

          7.3 Conditions of Obligations of ONEOK. The obligation of ONEOK to effect the Transactions and the other transactions contemplated hereby and by the Ancillary Documents is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by ONEOK:

          (a) Representations and Warranties. Each of the representations and warranties of WRI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement or the date of delivery of the Schedules or updates thereto (except to the extent such representations and warranties speak as of an earlier date) and as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in Section 4.2 hereof) could not reasonably be expected to have a Material Adverse Effect on the Gas Business or as otherwise contemplated by this Agreement, and ONEOK shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of WRI to such effect.

          (b) Performance of Obligations and WRI. WRI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and ONEOK shall have received a certificate signed on behalf of WRI by the Chief Executive Officer and the Chief Financial Officer of WRI to such effect.

          (c) Tax Opinion. ONEOK shall have received (x) an opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to ONEOK, in form and substance reasonably satisfactory to ONEOK, dated the Closing Date, to the effect that, if the Merger is consummated in accordance with the terms of this Agreement, the Merger will be treated for federal Income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (y) either (i) the opinion of Sullivan & Cromwell delivered to WRI pursuant to Section 7.2(c) or (ii) a private letter ruling from the IRS, in each case to the effect that, if the Asset Transaction is consummated in accordance with the terms of this Agreement, the Asset Transaction will be treated for federal Income Tax purposes as a transfer described in Section 351 of the Code, a copy of each of which will be furnished to Donald A. Kihle of Arrington Kihle Gaberino & Dunn, counsel to ONEOK. In rendering such opinion, Fried, Frank, Harris, Shriver & Jacobson may receive and rely upon appropriate representations of fact, including facts contained in certificates of NewCorp, WRI and ONEOK and certain stockholders and members of management of ONEOK and NewCorp, which representations are in form and substance reasonably satisfactory to such counsel.



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

          (d) Required Consents. The WRI Required Consents and the ONEOK Required Consents shall have been obtained, except for such WRI Required Consents or ONEOK Required Consents the failure of which to be obtained would not have a Material Adverse Effect on the Gas Business or ONEOK, as the case may be.

          (e) Asset Transaction. The Asset Transaction shall have been consummated pursuant to this Agreement, the Ancillary Documents and the other Transfer Documents in form and substance reasonably satisfactory to ONEOK.

          (f) OCC Order. The OCC Order shall be in such form and substance and cover such matters as shall be reasonably satisfactory to ONEOK.

          (g) KCC Order. The KCC Order shall be in such form and substance and shall cover such matters as shall be reasonably satisfactory to ONEOK.

                                  ARTICLE VIII
              EMPLOYEE AND EMPLOYEE MATTERS; ENVIRONMENTAL MATTERS

          The terms of the Employee Agreement, in the form attached hereto as Exhibit D (the "Employee Agreement") and the Environmental Indemnity Agreement, in the form attached hereto as Exhibit E (the "Environmental Indemnity Agreement") are hereby incorporated herein by reference as if fully set forth herein.

                                   ARTICLE IX
                            TERMINATION AND AMENDMENT

          9.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Merger Effective Time, whether before or after the matters presented in connection with the Merger have been approved by the shareholders of NewCorp and the stockholders of ONEOK:

          (a) by mutual written consent of ONEOK and WRI, or by mutual action of their respective Boards of Directors;

          (b) by either ONEOK or WRI if (i) any Governmental Entity shall have issued any Injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions or the other transactions contemplated by this Agreement and the Ancillary Documents and such Injunction or other action shall have become final and nonappealable; or (ii) the ONEOK Stockholders' Approval shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at the ONEOK Stockholders' Meeting, or at any adjournment thereof;

          (c) by either ONEOK or WRI if the Merger shall not have been consummated by the first anniversary of the date hereof (the "Initial Termination Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; and provided, further, that if on the Initial Termination Date the conditions to the Closing set forth in Section 7.1(d) shall not have been fulfilled but all other conditions to the Closing shall have been fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to June 30, 1998;



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

          (d) by WRI if (i) for any reason ONEOK fails to call and hold the ONEOK Stockholders' Meeting for the purpose of voting upon this Agreement and the Merger by April 30, 1997 (provided that the right to terminate this Agreement under this Section 9.1(d) shall not be available to WRI if (x) the Form S-4 shall not have been declared effective by the SEC at least 45 days prior to the date of termination or (y) ONEOK would be entitled to terminate this Agreement under Section 9.1(e)); (ii) ONEOK shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by ONEOK at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by ONEOK of notice of such breach and is existing at the time of termination of this Agreement); (iii) any representation or warranty of ONEOK contained in this Agreement shall not be true in all material respects when made or on or at the time of termination as if made on such date of termination (except to the extent it relates to a particular date) provided such breach has not been cured within 30 days following receipt by ONEOK of notice of such breach and is existing at the time of termination of this Agreement, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in
Section 4.1 hereof) could not reasonably be expected to have a Material Adverse Effect on ONEOK; (iv) after the date hereof there has been any Material Adverse Change with respect to ONEOK; or (v) any Governmental Entity shall have issued any Injunction or taken any other action permanently imposing, prohibiting or compelling any of the limitations, prohibitions or compulsions specified in
Section 7.1(e) and such Injunction or other action shall have become final and nonappealable;

          (e) by ONEOK if (i) WRI shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by it at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by NewCorp of notice of such breach and is existing at the time of termination of this Agreement); (ii) any representation or warranty of WRI contained in this Agreement shall not be true in all material respects when made or on or at the time of termination as if made on such date of termination (except to the extent it relates to a particular date) provided such breach has not been cured within 30 days following receipt by WRI of notice of such breach and is existing at the time of termination of this Agreement, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in Section 4.2 hereof) could not reasonably be expected to have a Material Adverse Effect on the Gas Business; (iii) after the date hereof there has been any Material Adverse Change with respect to the Gas Business; or (iv) any Governmental Entity shall have issued any Injunction or taken any other action permanently imposing, prohibiting or compelling any of the limitations, prohibitions or compulsions specified in Section 7.1(e) and such Injunction or other action shall have become final and nonappealable.



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          9.2 Effect of Termination.

          (a) In the event of termination of this Agreement by any party hereto as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of WRI or ONEOK except (i) with respect to this Section 9.2, the second and third sentences of Section 6.4,
Section 9.3 and Article X, and (ii) a party shall be liable to the extent that such termination results from the willful breach by such party hereto of any of its representations or warranties or of any of its covenants or agreements contained in this Agreement.

          (b) If WRI or ONEOK terminates this Agreement pursuant to Section 9.1(b)(ii) and, at the time of the ONEOK Stockholders' Meeting, there shall be outstanding and publicly announced, an Acquisition Proposal, ONEOK shall, within 3 days after WRI delivers to ONEOK the Expense Reimbursement Letter (as such term is herein defined), reimburse WRI for all expenses incurred by WRI and its Subsidiaries in connection with the Transactions and the other transactions contemplated hereby and by the Ancillary Documents, up to $1,500,000, as specified in writing by WRI to ONEOK (such writing shall be referred to herein as the "Expense Reimbursement Letter"), by a payment in cash by wire transfer of immediately available funds to an account designated by WRI (the "Reimbursed Expenses"). In addition, upon the consummation of an Acquisition Proposal which was entered into within 12 months after termination of the Agreement pursuant to
Section 9.1(b), whereby ONEOK shall be obligated to reimburse WRI for expenses pursuant to this Section 9.2(b), ONEOK shall pay WRI, by a payment in cash by wire transfer of immediately available funds to an account designated by WRI, an amount equal to $20,000,000 less the amount of the Reimbursed Expenses.

          (c) If WRI terminates this Agreement as a result of the failure to be satisfied of the condition specified in Section 7.2(e) or, if ONEOK terminates this Agreement as a result of the failure to be satisfied of the condition specified in Section 7.3(f), then the terminating party shall promptly reimburse the non-terminating party for expenses reasonably incurred by the non-terminating party in connection with this Agreement in an amount not to exceed $1,500,000.

          9.3 Expenses. The parties agree that the agreements contained in
Section 9.2 are an integral part of the Transactions and the other the transactions contemplated by this Agreement and by the Ancillary Documents and represent liquidated damages and are not a penalty. Notwithstanding anything to the contrary contained in Section 9.2, if one party fails to promptly pay to the other any fee due under Section 9.2, in addition to any amounts paid or payable pursuant to such Section, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime interest rate of Citibank, N.A. from the date such fee was required to be paid. Except as otherwise provided in this Agreement, ONEOK shall pay its fees and expenses, and WRI shall pay its fees and expenses and the fees and expenses of NewCorp, incurred in connection with the Transactions and the other transactions contemplated hereby and by the Ancillary Documents.



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

          9.4 Amendment. This Agreement may be amended by mutual agreement of ONEOK and WRI, by action taken or authorized by their respective Boards of Directors, at any time prior to the Merger Effective Time. This Agreement may not be amended except by an instrument in writing signed on behalf of each the parties hereto.

          9.5 Extension; Waiver. At any time prior to the Merger Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                    ARTICLE X
                                 INDEMNIFICATION

          10.1 General Indemnification. (a) WRI hereby agrees to indemnify ONEOK and its Affiliates (including from and after the Closing, the Surviving Corporation) and their respective officers, directors, employees, stockholders, agents and representatives against, and agrees to hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) ("Losses"), as incurred (payable quarterly upon written request), for or on account of or arising from or in connection with or otherwise with respect to (i) any breach of any covenant of WRI contained in this Agreement or any document delivered in connection herewith and (ii) the Retained Liabilities.

          (b) ONEOK, and from and after the Closing, the Surviving Corporation, hereby agrees to indemnify WRI and its Affiliates and their respective officers, directors, employees, stockholders, agents and representatives against, and agrees to hold them harmless from, any Losses, as incurred (payable quarterly upon written request), for or on account of or arising from or in connection with or otherwise with respect to (i) any breach of any covenant of ONEOK contained in this Agreement or any document delivered in connection herewith and
(ii) the Assumed Liabilities.

          (c) In order for a party (the "indemnified party"), to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing of the Third Party Claim within a reasonable time after receipt by such indemnified party of written notice of the Third Party Claim unless the indemnifying party shall have previously obtained actual knowledge thereof. Thereafter, the indemnified party shall deliver to the indemnifying party, within a reasonable time after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.



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

          (d) If a Third Party Claim is made against an indemnified party, the indemnifying party will be entitled to participate in the defense thereof and, if is so chooses, to assume the defense thereof with counsel selected by the indemnifying party; provided such counsel is not reasonably objected to by the indemnified party; and provided further that the indemnifying party first admits in writing its liability to the indemnified party with respect to all material elements of such claim. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party will not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party elects to assume the defense of a Third Party Claim, the indemnified party will (i) cooperate in all reasonable respects with the indemnifying party in connection with such defense, (ii) not admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the indemnifying party's prior written consent and (iii) agree to any settlement, compromise or discharge of a Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnified party completely in connection with such Third Party Claim and which would not adversely affect the business carried on by the indemnified party. In the event the indemnifying party shall assume the defense of any Third Party Claim, the indemnified party shall be entitled to participate in (but not control) such defense with its own counsel at its own expense. If the indemnifying party does not assume the defense of any such Third Party Claim, the indemnified party may defend the same in such manner as it may deem appropriate, including but not limited to settling such claim or litigation after giving notice to the indemnifying party of such terms and the indemnified party will promptly reimburse the indemnified party upon written request. Anything contained in this Agreement to the contrary notwithstanding, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party which, if successful, would adversely affect the business of the indemnified party.

          10.2 Tax Indemnification and Audits. (a) From and after the Closing, WRI shall indemnify and hold harmless the Surviving Corporation, Westar and MCMC against (i) any and all liability assessed against the Surviving Corporation, Westar or MCMC for Income Taxes with respect to taxable periods ending on or before the Closing Date; (ii) any liability assessed against the Surviving Corporation, Westar or MCMC by reason of the Surviving Corporation, Westar or MCMC being severally liable for Income Taxes of WRI or any of its Affiliates pursuant to Treasury Regulation Section 1.1502-6 (or any analogous provision of state, local or foreign tax law); and (iii) except to the extent taken into account as a Current Liability in the calculation of Closing Working Capital, any liability for Pre-Closing Straddle Period Income Taxes assessed against the Surviving Corporation, Westar or MCMC (other than Pre-Closing Straddle Period Income Taxes for which WRI has paid the Surviving Corporation pursuant to
Section 6.15(c)), including without limitation in each of (i) through (iii) above, any liability resulting from changes made on audit. For purposes of clauses (i) and (iii) of the preceding sentence, the taxable year of any partnership or other pass-through entity in which WRI, the Surviving Corporation or any of the Transferred Subsidiaries is a partner or other beneficial interest holder shall be deemed to terminate at the close of business on the Closing Date. Any indemnification payable by WRI to the Surviving Corporation, Westar or MCMC pursuant to this Section 10.2(a) shall be paid within the later of five days of the Surviving Corporation's request therefor and five days prior to the date on which the liability upon which the indemnification is based is required to be satisfied by the Surviving Corporation or Westar and MCMC, as the case may be.



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

          (b) Each party shall promptly notify the other in writing upon receipt of notice of any pending or threatened federal, state, local or foreign Tax audits or assessments which may affect the Tax liabilities of the Surviving Corporation, Westar or MCMC with respect to periods ending on or before the Closing Date; provided, however, that the failure of the Surviving Corporation to give WRI prompt notice as provided herein shall not relieve WRI of any of its obligations hereunder, except to the extent that WRI's position is actually and materially prejudiced as a result of such failure. WRI shall, at its own expense, control any audit or determination by any authority, initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment of Income Taxes of the Surviving Corporation, Westar or MCMC (collectively, an "Income Tax Contest") attributable to taxable periods ending on or before the Closing Date, and shall be responsible for the timely payment of any liability for Income Taxes that relate to such periods; provided, however, that to the extent such audit or assessment relates to an Income Tax for which the Surviving Corporation, Westar or MCMC could be held liable or affects the amount of Income Taxes to be paid or caused to be paid by the Surviving Corporation, the Surviving Corporation shall have the right to participate in any such Income Tax Contest in the manner it deems appropriate and WRI shall be prohibited from reaching a settlement with regard to such Income Tax Contest without the Surviving Corporation's consent, which consent shall not be unreasonably withheld. the Surviving Corporation shall, at its own expense, control all Income Tax Contests attributable to taxable periods ending after the Closing Date, and shall be responsible for the timely payment of any liability for Income Taxes that relate to such periods; provided, however, that to the extent such audit or assessment relates to an Income Tax for which WRI could be held liable or affects the amount of Income Taxes to be paid or caused to be paid by WRI, WRI shall have the right to participate in any such Income Tax Contest in the manner it deems appropriate and the Surviving Corporation shall be prohibited from reaching a settlement with regard to such Income Tax Contest without WRI's consent, which consent shall not be unreasonably withheld.

          (c) Any refunds or credits of Income Taxes of Westar or MCMC received by or credited to the Surviving Corporation or Westar and MCMC attributable to periods ending on or before the Closing Date or to such portions of Straddle Periods ending at the close of business on the Closing Date, (collectively, "WRI's Refunds"), shall be for the benefit of WRI. the Surviving Corporation shall cause any such refund (net of any Tax liability resulting from such refund) to be paid to WRI within ten days of the Surviving Corporation's or Westar and MCMC's receipt thereof.



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

          (d) WRI agrees that if Westar or MCMC carries back any item of loss, deduction or credit which arises in any taxable period ending after the Closing Date into any taxable period beginning before the Closing Date, then Westar or MCMC (as appropriate) shall be entitled to any Tax benefit or refund of Taxes realized as a result thereof (after giving priority to any existing Tax attributes of WRI). The Surviving Corporation and WRI shall negotiate in good faith to resolve any dispute with respect to the calculation of any such benefit. Any unresolved disputes with respect to the calculation of any such Tax benefits shall be submitted to a "Big Six" accounting firm for arbitration, the costs of which shall be shared equally by the Surviving Corporation and WRI.

                                   ARTICLE XI
                               GENERAL PROVISIONS

          11.1 Confidentiality Agreement. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and the provisions of the Confidentiality Agreement shall apply to all information and material delivered hereunder.

          11.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

          (a) if to WRI:

                           Western Resources, Inc.
                           818 Kansas Avenue
                           Topeka, Kansas 66612
                           Attention: President

          with copies to:

                           Western Resources, Inc.
                           818 Kansas Avenue
                           Topeka, Kansas  66612
                           Attention: John K. Rosenberg, Esq.

          and



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

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York  10004
                           Attention:  Francis J. Aquila, Esq.

          (b) if to ONEOK or the Surviving Corporation, to:

                           ONEOK Inc.
                           100 West Fifth Street
                           Tulsa, Oklahoma  74103
                           Attention: President

         with copies to:

                           Arrington Kihle Gaberino & Dunn
                           100 W. Fifth Street, Suite 1000
                           Tulsa, Oklahoma  74103
                           Attention:  Donald A. Kihle, Esq.

         and

                           Fried, Frank, Harris, Shriver & Jacobson
                           One New York Plaza
                           New York, New York  10004
                           Attention:  F. William Reindel, Esq.

          11.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular.

          11.4 Counterparts. This Agreement may be executed in two or more counterparts all of which shall be considered one and the same agreement and become effective when two or more counterparts have been signed by each of parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          11.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreements, the Ancillary Documents and any other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto, and (b) except as expressly provided herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.


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          11.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

          11.7 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article IX hereof. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall not incur any liability or obligation unless such party breached its obligations under Section 6.6 or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

          11.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          11.9 Bulk Sales Law. The parties hereto each waive compliance by the other with the provisions of any applicable bulk transfer law and the provisions of any statute of any other state or jurisdiction regulating bulk sales or transfers which may be applicable to the transfer of assets.

          11.10 Non-Survival of Representations and Warranties. The representations and warranties of the parties hereto specified in this Agreement shall not survive the Closing.


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

          IN WITNESS WHEREOF, each party has caused this Agreement to be signed by respective officers thereunto duly authorized, all as of the date first above.

                                                ONEOK INC.



                                                By: /s/ Larry W. Brummett
                                                   ----------------------
                                                   Name: Larry W. Brummett
                                                   Title: Chairman, President
                                                          and Chief Executive
                                                          Officer


                                                WESTERN RESOURCES INC.



                                                By: /s/ John E. Hayes, Jr.
                                                   -----------------------
                                                   Name: John E. Hayes, Jr.
                                                   Title: Chairman of the Board
                                                          and Chief Executive
                                                          Officer




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